Exhibit 1.01

EXECUTION COPY

COMBINATION AGREEMENT

AMONG

KINDER MORGAN, INC.,

0731297 B.C. LTD.,

AND

TERASEN INC.

AS OF
AUGUST 1, 2005

Page

ARTICLE 1

INTERPRETATION

1

1.1

Definitions

1

1.2

Interpretation Not Affected by Headings, etc

11

1.3

Rules of Construction

11

1.4

Date For Any Action

11

1.5

Schedules

12

ARTICLE 2

THE ARRANGEMENT

12

2.1

Implementation Steps by Terasen

12

2.2

Implementation Steps by Kinder Parties

13

2.3

Interim Order

13

2.4

Plan of Arrangement

14

2.5

Terasen Circular

14

2.6

Securities Compliance

15

2.7

Preparation of Filings

15

2.8

Solicitation of Proxies

16

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TERASEN

17

3.1

Organization and Standing

17

3.2

Capitalization

18

3.3

Authority and No Conflicts

19

3.4

Consents; Approvals

21

3.5

No Defaults

21

3.6

Absence of Certain Changes or Events

22

3.7

Employment Matters

22

3.8

Reports; Financial Statements

24

3.9

Contracts

25

3.10

Litigation

26

3.11

Environmental

26

3.12

Tax Matters

27

3.13

Pension and Employee Benefits

29

3.14

Affiliates

32

-i-

(continued)

Page

3.15

Compliance with Laws; Permits

33

3.16

Restrictions on Business Activities

33

3.17

Intellectual Property

34

3.18

Insurance

35

3.19

Property

35

3.20

Regulatory Proceedings

36

3.21

Regulation as a Utility

36

3.22

Opinion of Financial Advisors

36

3.23

Brokerage and Finders' Fees

36

3.24

Terasen Rights Plan

37

3.25

Material Customers

37

3.26

Books and Records

37

3.27

Management Controls

37

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE KINDER PARTIES

37

4.1

Organization and Standing

38

4.2

Capitalization

38

4.3

Authority and No Conflicts

39

4.4

Consents; Approvals

41

4.5

No Defaults

41

4.6

Absence of Certain Changes or Events

42

4.7

Reports; Financial Statements

42

4.8

Litigation

43

4.9

Environmental

44

4.10

Tax Matters

45

4.11

Pension and Employee Benefits

46

4.12

Compliance with Laws; Permits

47

4.13

Regulatory Proceedings

48

4.14

Brokerage and Finders' Fees

48

4.15

Material Customers

49

-ii-

(continued)

Page

4.16

Books and Records

49

ARTICLE 5

COVENANTS AND AGREEMENTS

49

5.1

Covenants of Terasen

49

5.2

Covenants of Kinder

58

5.3

Access to Information

61

5.4

Indemnification

61

5.5

Covenants Regarding Non-Solicitation

62

5.6

Right to Accept a Superior Proposal

65

5.7

Employee Benefits and Related Matters

66

5.8

Pre-Acquisition Reorganizations

66

5.9

Proxies Received and Dissent Notices

67

5.10

Closing Matters

67

5.11

Privacy Matters

67

ARTICLE 6

CONDITIONS

69

6.1

Mutual Conditions

69

6.2

Additional Conditions to the Obligations of the Kinder Parties

70

6.3

Additional Conditions to the Obligations of Terasen

71

6.4

Satisfaction of Conditions

72

ARTICLE 7

AMENDMENT AND TERMINATION

72

7.1

Amendment

72

7.2

Termination

73

7.3

Effect of Termination

74

7.4

Termination Fee

74

7.5

Effect of Termination Fee Payment

75

ARTICLE 8

GENERAL

75

8.1

Investigation

75

8.2

Notices

76

8.3

Assignment

77

8.4

Binding Effect

77

8.5

Third-Party Beneficiaries

77

-iii-

(continued)

Page

8.6

Waiver and Modification

77

8.7

No Personal Liability

77

8.8

Further Assurances

77

8.9

Expenses

78

8.10

Public Announcements

78

8.11

Governing Laws; Consent to Jurisdiction

78

8.12

Remedies

78

8.13

Time of Essence

78

8.14

Entire Agreement

79

8.15

Severability

79

8.16

Counterparts

80

-iv-

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT dated as of August 1, 2005, is entered into by and among Kinder Morgan, Inc., a Kansas corporation ("Kinder"), 0731297 B.C. Ltd., a corporation existing under the Laws of the Province of British Columbia and a wholly-owned subsidiary of Kinder ("Subco"), and Terasen Inc., a corporation existing under the laws of British Columbia ("Terasen"). Kinder and Subco are collectively referred to herein as the "Kinder Parties".

R E C I T A L S

A.

The board of directors of Terasen has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interest of Terasen and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Plan of Arrangement and other transactions contemplated hereby to the Terasen Securityholders.

B.

The board of directors of Kinder has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interest of Kinder and has approved the transactions contemplated by this Agreement.

C.

In furtherance of such business combination, the board of directors of Terasen has agreed to submit the Plan of Arrangement and other transactions contemplated hereby to the Terasen Securityholders and the Supreme Court of British Columbia for approval.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

"1933 Act" means the United States Securities Act of 1933, as amended;

"1935 Act" means the United States Public Utility Holding Company Act of 1935, as amended;

"Acquisition Proposal" means any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or other business combination directly or indirectly involving Terasen or any of its Material Subsidiaries, (b) any acquisition of assets representing 15% or more of the book value (on a consolidated basis) of the assets of Terasen and its subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 15% (except for purposes of Section 7.4(c) of this Agreement in which case such percentage will be 20%) or more of the Terasen Common Shares in a single transaction or a series of related transactions, (d) any acquisition by Terasen of any assets or capital stock of another person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to Terasen and its subsidiaries, taken as a whole), or (e) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing;

"Affected Employees" has the meaning ascribed thereto in Section 5.7;

"affiliate" has the meaning ascribed thereto in the BCSA, unless otherwise expressly stated herein;

"Affiliate's Letter" means a letter, to be substantially in the form and content of Schedule A annexed hereto;

"Agreement" means this Agreement, including the Schedules hereto;

"applicable privacy laws" means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law (including the Personal Information Protection Act (British Columbia));

"Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, or self-regulatory organizations, as set out in Schedule B annexed hereto;

"Arrangement" means the arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 7.1 hereof or Article 6 of the Plan of Arrangement, or made at the direction of the Court in the Final Order;

"Arrangement Resolution" means the special resolution of the Terasen Securityholders, approving the Plan of Arrangement to be considered at the Terasen Meeting, substantially in the form and content of Schedule C annexed hereto;

"BCBCA" means the Business Corporations Act (British Columbia) as now in effect and as it may be amended from time to time prior to the Effective Date, and includes where applicable the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);

"BCSA" means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

"Business Day" means any day on which commercial banks are generally open for business in Houston, Texas and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Houston, Texas under the Laws of the State of Texas or the federal Laws of the United States of America or in Vancouver, British Columbia under the Laws of the Province of British Columbia or the federal Laws of Canada;

"Circular" means the notice of the Terasen Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent by Terasen to the Terasen Securityholders in connection with the Terasen Meeting;

"Code" has the meaning ascribed thereto in Section 3.12(f);

"Competition Act" means the Competition Act (Canada) as now in effect and as may be amended from time to time prior to the Effective Date;

"Competition Act Approval" means:

(a)

the issuance of an advance ruling certificate by the Commissioner under Subsection 102(1) of the Competition Act to the effect that the Commissioner is satisfied that she would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement; or

(b)

that the waiting period under section 123 of the Competition Act shall have expired or been earlier terminated or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act has been waived in accordance with paragraph 113(c) of the Competition Act, and Kinder shall have been advised in writing by the Commissioner that she is of the view that there are not sufficient grounds to initiate proceedings under the merger provisions of the Competition Act in respect of the transactions contemplated by this Agreement;

"Confidentiality Agreement" means the confidentiality letter agreement dated July 20, 2005 between Kinder and Terasen;

"constating documents" means, with respect to any person, the certificate and articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;

"Contaminant" means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law;

"Court" means the Supreme Court of British Columbia;

"date of this Agreement" means August 1, 2005;

"Debt Agreement" means any note, bond, mortgage, indenture, debenture, or other similar contract, agreement or instrument of Terasen or its subsidiaries relating to indebtedness for borrowed money that is described in the financial statements (including the notes thereto) in the Terasen SRA Reports;

"Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 4.1 of the Plan of Arrangement;

"Dissenting Shares" has the meaning ascribed thereto in the Plan of Arrangement;

"Easements" has the meaning ascribed thereto in Section 3.19(b);

"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement;

"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

"Environmental Activity" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater;

"Environmental Law" means any and all Laws in effect on the date of this Agreement relating to pollution or the environment or any Environmental Activity;

"Environmental Permits" means, collectively, all permits, licences, certificates, variances, remediation orders and authorizations of or any registration with, any Government Entity pursuant to any Environmental Law;

"ERISA" has the meaning ascribed thereto in Section 3.13(a);

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"Express Pipeline" means the 785 mile crude oil pipeline which runs from Hardisty, Alberta to Casper, Wyoming known as the Express Pipeline and all associated metering and storage facilities and pump stations;

"Express System" means, collectively, the Express Pipeline and the Platte Pipeline;

"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

"First Preferred Shares" means the first preferred shares in the capital of Terasen;

"Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

"holders" means, when used with reference to the Terasen Common Shares, the holders of Terasen Common Shares shown from time to time in the register maintained by or on behalf of Terasen in respect of the Terasen Common Shares;

"Intellectual Property Rights" has the meaning ascribed thereto in Section 3.17(a);

"Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3 providing for, among other things, the calling and holding of the Terasen Meeting;

"Kinder" has the meaning ascribed thereto in the Preamble;

"Kinder Common Shares" means the shares of common stock in the capital of Kinder;

"Kinder Disclosure Letter" means that certain letter of disclosure dated as of the date of this Agreement and signed by an authorized officer of Kinder and delivered by Kinder to Terasen on or prior to the date of this Agreement;

"Kinder Documents" has the meaning ascribed thereto in Section 4.7(a);

"Kinder Environmental Permits" has the meaning ascribed thereto in Section 4.9(b);

"Kinder LP" means Kinder Morgan Energy Partners, L.P.;

"Kinder Management" means Kinder Morgan Management, LLC;

"Kinder Parties" has the meaning ascribed thereto in the Preamble;

"Kinder Permits" has the meaning ascribed thereto in Section 4.12(b);

"Kinder Rights" means the rights to purchase shares of Kinder's Class B Junior Participating Series Preferred Stock or in certain circumstances Kinder Common Shares, issued pursuant to the Kinder Rights Agreement;

"Kinder Rights Agreement" means the agreement dated August 21, 1995, as amended, by and between Kinder and First Chicago Trust Company of New York (as successors to The Bank of New York), as Rights Agent;

"Kinder SEC Documents" has the meaning ascribed thereto in Section 4.7(a);

"Kinder Stock Plans" means Kinder's existing benefit or stock purchase plans which provide for the issuance, grant or sale of Kinder Common Shares or options to purchase Kinder Common Shares;

"knowledge" means, with respect to either Kinder or Terasen, the knowledge of any officer of such party after reasonable inquiry; provided that reasonable inquiry shall not require the inquiry of any third party (other than the respective representatives, directors, officers, employees, agents and advisors of such party and its Material Subsidiaries) or Partially Owned Entity;

"Laws" means all statutes, regulations, statutory rules, policies, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the TSX and the NYSE), and the term "applicable" with respect to such Law and in the context that refers to one or more persons, means that such Law applies to such person or persons or its or their business, undertaking, property or securities and emanates from a Governmental Entity, statutory body or regulatory authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"Lien" means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance, including the lien or retained title of a conditional vendor, and any easement, servitude, right of way or other encumbrance on title to real or immovable property or personal or movable property;

"Mailing Date" means the date by which the Circular must be mailed in order to have the Terasen Meeting on or before October 31, 2005 in accordance with the constating documents of Terasen and applicable Laws;

"Material Adverse Effect," when used in connection with Kinder or Terasen, means any change, effect, circumstance, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries, that is, or would be reasonably expected to be, material and adverse to the current or future business, operations, regulatory status, financial condition or results of operations of Kinder or Terasen, as the case may be, and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not include with respect to any party, any such change, effect, event or occurrence directly or indirectly arising out of or attributable to (i) any decrease in the market price of Kinder Common Shares in the case of Kinder or Terasen Common Shares in the case of Terasen (but in either case not any such change, effect, event or occurrence underlying such decrease to the extent such change, effect, event or occurrence would otherwise constitute a Material Adverse Effect on such party), or (ii) public announcement of the execution and delivery of this Agreement;

"Material Subsidiary" means a subsidiary (i) the assets of which exceed 5% of the total assets of the ultimate parent corporation on a consolidated basis as at the end of the last completed fiscal year of the ultimate parent corporation, or (ii) of which the ultimate parent corporation's direct or indirect equity interest in the income (before income taxes and extraordinary items) exceeds 5% of such income of the ultimate parent corporation on a consolidated basis during the last completed fiscal year of the ultimate parent corporation;

"Meeting Date" means the date on which the Terasen Meeting is held;

"Misrepresentation" has the meaning given to such term in the BCSA;

"NYSE" means the New York Stock Exchange;

"OSC" means the Ontario Securities Commission;

"Partially Owned Entity" means, with respect to a specified person, any corporation, partnership, joint venture, limited liability company, unlimited liability company, or other person or organization, incorporated or unincorporated, which is not a subsidiary of such specified person but in which such specified person, directly or indirectly, owns or controls 15% or more of the outstanding securities or other interests ordinarily entitled to vote in the election of the board of directors or other governing body thereof or 15% or more of the equity interest in such entity;

"person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status as well as any syndicate or group that would be deemed to be a person under section 13(d) of the Exchange Act;

"Personal Information" means information about an individual transferred to Kinder by Terasen as a condition of the Arrangement, but does not include an individual's name,

position name or title, business telephone number, business address, business email or business fax number;

"Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule E annexed hereto and any amendments or variations thereto made in accordance with Section 7.1 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

"Platte Pipeline" means the crude oil pipeline which runs from points upstream of Casper, Wyoming to the Platte terminal at Casper, where it interconnects with the Express Pipeline, and the 932-mile mainline which runs from Casper to Wood River, Illinois and all associated metering and storage facilities and pump stations;

"Pre-Effective Date Period" shall mean the period from and including the date of this Agreement to and including the Effective Time on the Effective Date;

"Rate Change" has the meaning ascribed thereto in Section 5.1(a)(x);

"Reciprocal Shares" means the 9,184,188 Terasen Common Shares held by TMHL;

"Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

"Representatives" has the meaning ascribed thereto in Section 5.3(a);

"SEC" means the United States Securities and Exchange Commission;

"Second Preferred Shares" means the second preferred shares in the capital of Terasen;

"Specified Kinder Event" means the occurrence of an event resulting in a Material Adverse Effect with respect to Kinder, a Misrepresentation hereunder by Kinder or a breach by Kinder of its obligations hereunder, if by reason thereof, Terasen would be entitled to rely on the failure of a condition set forth in Sections 6.3(a), 6.3(b) or 6.3(c) as a reason not to complete the Arrangement;

"Subco" has the meaning ascribed thereto in the Preamble;

"subsidiary" means with respect to a specified person, (a) any corporation, partnership, joint venture, association, limited liability company, unlimited liability company or other person or organization, incorporated or unincorporated, which is a subsidiary as defined in the BCSA of such specified person, (b) a partnership of which such specified person or another of its subsidiaries is a general partner or owns beneficially more than 50% of the ownership interests, or (c) a subsidiary (as defined in clause (a) or (b) hereof) or any person described in clause (a) or (b) hereof of any subsidiary (as so defined) thereof and for the purposes of this Agreement:

(i)

with respect to the representations and warranties contained in Article 3 only, each other person in which Terasen holds a direct or indirect equity interest that directly or indirectly owns all or part of the Express System shall be deemed to be a subsidiary of Terasen; and

(ii)

with respect to the representations and warranties contained in Article 4 only, Kinder Management and Kinder LP shall be deemed to be subsidiaries of Kinder;

"Superior Proposal" means any bona fide written proposal, other then the Arrangement, by a third party, directly or indirectly, to acquire all or substantially all of the assets of Terasen (on a consolidated basis) or more than 50% of the Terasen Common Shares, whether by way of merger, amalgamation, arrangement, share exchange, take-over bid, recapitalization, sale of assets or otherwise, and that the board of directors of Terasen determines in its good faith (based upon the written advice from its financial advisors and outside legal counsel) (a) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, (b) is fully financed or is reasonably capable of being fully financed, and (c) would, if consummated in accordance with its terms, results in a transaction more favourable to Terasen's Securityholders from a financial point of view than the terms of the Arrangement and provides for consideration per Terasen Common Share that has a value that is greater than the consideration per Terasen Common Share provided under the terms of the Arrangement (including any adjustment to such terms proposed by Kinder as contemplated by Section 5.6(b));

"Tax" and "Taxes" means, with respect to any person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan premiums for government administered pension plans; excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

"Tax Returns" includes all returns, reports, declarations, designations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed with any Governmental Entity in respect of Taxes;

"Termination Date" means March 31, 2006;

"Termination Fee" means a fee equal to $75 million;

"TMHL" means Trans Mountain Holdings Ltd.;

"Terasen" has the meaning ascribed thereto in the Preamble;

"Terasen Common Shares" means the issued and outstanding common shares in the capital of Terasen, including the associated rights under the Terasen Rights Plan;

"Terasen Disclosure Letter" means that certain letter of disclosure dated as of the date of this Agreement and signed by an authorized officer of Terasen and delivered by Terasen to Kinder on or prior to the date of this Agreement;

"Terasen Dividend Reinvestment Plan" means Terasen's Dividend Reinvestment and Share Purchase Plan existing on the date of this Agreement pursuant to which holders of Terasen Common Shares may elect to receive dividends in equivalent value of Terasen Common Shares in lieu of cash and may make purchases of Terasen Common Shares;

"Terasen Documents" has the meaning ascribed thereto in Section 3.8(a);

"Terasen Employee Share Purchase Plan" means the share purchase plan for Terasen employees existing on the date of this Agreement enabling certain employees of Terasen to purchase Terasen Common Shares through payroll deductions;

"Terasen Meeting" means the special meeting of Terasen Securityholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Terasen Resolutions;

"Terasen MTIP" means Terasen's Medium-Term Incentive Plan existing on the date of this Agreement;

"Terasen Options" means the Terasen Common Share purchase options granted under the Terasen Share Option Plan;

"Terasen Permits" has the meaning ascribed thereto in Section 3.15(b);

"Terasen Pipeline Assets" has the meaning ascribed thereto in Section 3.19(a);

"Terasen Pipeline Savings Plan" means the Savings Plan of Terasen Pipelines existing on the date of this Agreement;

"Terasen Plans" has the meaning ascribed thereto in Section 3.13(a);

"Terasen Resolutions" means collectively the Arrangement Resolution and the Terasen Rights Plan Waiver Resolution;

"Terasen Rights Plan Amending Agreement" means the agreement in the form of Schedule F hereto, or such other form as Kinder may approve, to be entered into following the approval of the Terasen Rights Plan Waiver Resolution;

"Terasen Rights Plan" means the shareholder rights plan of Terasen established pursuant to the Shareholders Rights Plan Agreement dated as of November 24, 2003 between Terasen and CIBC Mellon Trust Company, as rights agent;

"Terasen Rights Plan Waiver Resolution" means the ordinary resolution of the holders of Terasen Common Shares to be substantially in the form and content of Schedule D annexed hereto;

"Terasen Securityholders" means the holders of Terasen Common Shares;

"Terasen Share Option Plan" means Terasen's Share Option Plan existing on the date of this Agreement;

"Terasen SRA Reports" has the meaning ascribed thereto in Section 3.8(a); and

"TSX" means the Toronto Stock Exchange.

1.2

Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof.

1.3

Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean Canadian dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

1.4

Date For Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5

Schedules

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

Schedule A — Form of Affiliate's Letter

Schedule B — Appropriate Regulatory Approvals

Schedule C — Form of Arrangement Resolution

Schedule D — Form of Terasen Rights Plan Waiver Resolution

Schedule E — Form of Plan of Arrangement

Schedule F — Form of Terasen Rights Plan Amending Agreement

ARTICLE 2
THE ARRANGEMENT

2.1

Implementation Steps by Terasen

Terasen covenants in favour of the Kinder Parties that Terasen shall:

(a)

as soon as reasonably practicable, apply in a manner acceptable to the Kinder Parties, acting reasonably, under Section 291 of the BCBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

(b)

lawfully convene and hold the Terasen Meeting for the purpose of considering the Terasen Resolutions (and for no other purpose unless agreed to by Kinder) as soon as reasonably practicable, and in any event, on or before October 31, 2005, subject to adjournments or postponements which may be required pursuant to Section 5.6(a);

(c)

subject to obtaining the approvals as are required by the Interim Order, as soon as practicable after the Terasen Meeting, proceed with and diligently pursue the application to the Court for the Final Order approving the Arrangement;

(d)

subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, as soon as reasonably practicable, take all steps and actions, including without limitation making all necessary filings with Governmental Entities to give effect to the Arrangement prior to the Termination Date;

(e)

instruct counsel acting for it to bring the applications referred to in Sections 2.1(a) and (c) in co-operation with counsel to the Kinder Parties;

(f)

permit the Kinder Parties and their counsel to review and comment upon drafts of all material to be filed by Terasen with the Court in connection with the Arrangement, including the Circular and any supplement or amendment contemplated by Section 2.7(c), and provide counsel to the Kinder Parties on a timely basis with copies of any notice of appearance and evidence served on Terasen or its counsel in respect of the application for the Interim Order and the Final Order or any appeal therefrom and of any notice (written or oral) received by Terasen indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order; and

(g)

not file any material with the Court in connection with the Arrangement or serve any such material, and not agree to modify or amend materials so filed or served except as contemplated hereby or with the Kinder Parties' prior written consent, such consent not be unreasonably withheld or delayed.

2.2

Implementation Steps by Kinder Parties

Kinder covenants in favour of Terasen that Kinder shall:

(a)

cooperate with, assist and consent to Terasen seeking the Interim Order and the Final Order;

(b)

prior to the Effective Time, Kinder shall use reasonable best efforts to obtain all orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of the Kinder Common Shares issuable pursuant to the Arrangement, without qualification with, or approval of, or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian securities regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for purposes of Canadian federal, provincial or territorial securities Laws);

(c)

prior to the Effective Time, use its reasonable best efforts to obtain all United States state securities or "blue sky" authorizations necessary to issue the Kinder Common Shares issuable pursuant to the Arrangement;

(d)

prior to the Effective Time, use its reasonable best efforts to cause the Kinder Common Shares issuable pursuant to the Arrangement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

2.3

Interim Order

The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:

(a)

for the class of persons to whom notice is to be provided in respect of the Arrangement and the Terasen Meeting and for the manner in which such notice is to be provided;

(b)

that the requisite approval for the Arrangement Resolution shall be 75% of the votes cast on the Arrangement Resolution by Terasen Securityholders (other than TMHL) present in person or by proxy at the Terasen Meeting (such that each Terasen Securityholder is entitled to one vote for each Terasen Common Share held);

(c)

that, in all other respects, the terms, restrictions and conditions of the constating documents of Terasen, including quorum requirements and all other matters, shall apply in respect of the Terasen Meeting;

(d)

for the grant of the Dissent Rights; and

(e)

for the notice requirements with respect to the presentation of the application to the Court for the Final Order.

2.4

Plan of Arrangement

The parties to this Agreement will implement the Plan of Arrangement in accordance with the provisions of this Agreement including Schedule E of this Agreement.

From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Laws, including the BCBCA.  The closing of the transactions contemplated hereby will take place at the offices of Stikeman Elliott LLP at 6:00 a.m. (Vancouver time) on the Effective Date.

2.5

Terasen Circular

As promptly as reasonably practicable Terasen shall prepare the Circular together with any other documents required by the BCSA, the BCBCA or other applicable Laws in connection with the approval of the Terasen Resolutions by the Terasen Securityholders at the Terasen Meeting, and Terasen shall give Kinder timely opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to Kinder before it is filed or distributed to Terasen Securityholders incorporating therein all reasonable comments made by the Kinder Parties and their counsel; provided that Kinder will provide Terasen with its comments and any proposed additions and deletions within five Business Days after receipt of a draft Circular from Terasen.  If Kinder shall have advised Terasen in writing of matters required pursuant to Section 5.2(b)(ii) prior to the Terasen Meeting, Terasen shall disclose such matters in the Circular (including by amendment or supplement to the Circular if the Circular shall have been previously filed or distributed) and such disclosure shall be reasonably satisfactory to Kinder before it is filed or distributed to Terasen Securityholders.

As promptly as practicable after obtaining the Interim Order, Terasen shall cause the Circular and other documentation required in connection with the Terasen Meeting to be sent to each Terasen Securityholder and filed as required by the Interim Order and applicable Laws, and Terasen will use its reasonable best efforts to cause the Circular to be sent to each Terasen Securityholder and filed as required by the Interim Order and applicable Laws on or before the Mailing Date.

2.6

Securities Compliance

Kinder and Terasen shall take all steps as may be required to cause the Kinder Common Shares to be issued pursuant to the Plan of Arrangement to be issued in a transaction exempt from registration under the 1933 Act pursuant to Section 3(a)(10) of the 1933 Act.

2.7

Preparation of Filings

(a)

Kinder and Terasen shall cooperate in:

(i)

the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Kinder or Terasen to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

(ii)

the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Kinder Common Shares in connection with the Arrangement; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Kinder nor Terasen shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Kinder Common Shares; and

(iii)

the taking of all such action as may be required under the BCBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(b)

Each of Kinder and Terasen shall promptly furnish to the other all information concerning it and its affiliates and securityholders as may be required for the effectuation of the actions described in Sections 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders and optionholders, as applicable) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or in which it is to be used.

(c)

Each of Kinder and Terasen shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or any application for an order hereunder or a registration statement described in Section 2.2(b) contains any Misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Kinder and Terasen shall cooperate in the preparation of any required supplement or amendment to the Circular or such other document, as the case may be, and, if required by applicable Law or the Court, shall cause the same to be distributed to the Terasen Securityholders or filed with the applicable securities regulatory authorities.

(d)

Terasen shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Kinder Parties). Without limiting the generality of the foregoing, Terasen shall ensure that the Circular complies with National Instrument 51-102 "Continuous Disclosure Requirements" and Form 51-102F5 thereunder adopted by the Canadian Securities Administrators and provides Terasen Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Terasen Meeting.

(e)

Terasen shall (with the Kinder Parties and the Kinder Parties' counsel) diligently do all such acts and things as may be necessary to comply, in all material respects, with National Instrument 54-101 of the Canadian Securities Administrators in relation to the Terasen Meeting and, without limiting the generality of the foregoing, shall, in consultation with the Kinder Parties, use all reasonable efforts to benefit from the accelerated timing contemplated by such policy.

2.8

Solicitation of Proxies

Terasen agrees that Kinder may at any time, directly or through a soliciting dealer, actively solicit proxies in favour of the Terasen Resolutions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF TERASEN

As an inducement to the Kinder Parties to enter into this Agreement, Terasen hereby represents and warrants to the Kinder Parties as follows in each case except as set forth in the Terasen Disclosure Letter (each of which exceptions shall specifically identify the relevant section hereof to which it relates):

3.1

Organization and Standing

(a)

Each of Terasen and its subsidiaries has been duly organized or formed and is validly existing and, to the extent such concept is legally recognized, in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted except where, individually or in the aggregate, the failure of a subsidiary other than a Material Subsidiary to be so organized, formed or existing or to have such power or authority would not have a Material Adverse Effect on Terasen.  Each of Terasen and its subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties and assets requires it to so qualify, except where, individually or in the aggregate, the failure to be so qualified would not have a Material Adverse Effect on Terasen.  Section 3.1 of the Terasen Disclosure Letter sets forth a correct and complete list of each jurisdiction in which Terasen or any of its Material Subsidiaries is qualified or licensed to do business.

(b)

Section 3.1 of the Terasen Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each of Terasen's subsidiaries and Partially Owned Entities, together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each person related to Terasen that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by Terasen or any of its subsidiaries in such person. Neither Terasen nor any of its subsidiaries is subject to any obligation or a series of related obligations in excess of $3 million to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any subsidiary, Partially Owned Entity or other person other than Terasen or a wholly owned subsidiary of Terasen.  None of Terasen or any of its affiliates or associates (as such terms are used in Section 17.12, 100 of the Kansas General Corporation Code and Kinder's certificate of incorporation) "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) any equity securities of Kinder.

(c)

Terasen has heretofore made available to Kinder complete and correct copies of its constating documents as well as the constating documents of each of its Material Subsidiaries, in each case as in effect on the date of this Agreement.

(d)

Except for its interest in its subsidiaries and Partially Owned Entities, Terasen does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

3.2

Capitalization

(a)

The authorized capital of Terasen consists of (i) 100,000,000 First Preferred Shares, (ii) 100,000,000 Second Preferred Shares, and (iii) 750,000,000 Terasen Common Shares and as of the date of this Agreement, 114,728,436 Terasen Common Shares are issued and outstanding and no First Preferred Shares and 2 Second Preferred Shares (held by Terasen Gas Inc.) are issued and outstanding. Of the issued and outstanding Terasen Common Shares, 9,184,188 Terasen Common Shares are held by TMHL and 4 Terasen Common Shares are held by Terasen Gas Inc., and no other issued and outstanding Terasen Common Shares are held in Terasen's treasury or by any other subsidiary of Terasen.  As of June 30, 2005, there were outstanding Terasen Options permitting the holders thereof to purchase 3,084,090 Terasen Common Shares in the aggregate. As of June 30, 2005 there were 4,810,482 Terasen Common Shares, in the aggregate, reserved for issuance under the Terasen Share Option Plan and 805,930 Terasen Common Shares, in the aggregate, reserved for issuance under the Terasen Share Purchase Plan.  As of June 30, 2005 there were 4,125,152 Terasen Common Shares reserved for issuance under the Terasen Dividend Reinvestment Plan.  From June 30, 2005 to the date of this Agreement no Terasen Options have been granted.

(b)

All of the Terasen Common Shares have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon Terasen and were issued in compliance with the BCBCA, all applicable securities Laws and the constating documents of Terasen.  All of the outstanding shares and other ownership interests of the subsidiaries and the Partially Owned Entities of Terasen, which are held, directly or indirectly, by Terasen have been duly authorized and are validly issued, fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights and all such shares and other ownership interests are owned directly or indirectly by Terasen, free and clear of all Liens, except for restrictions on transfers contained in the constating documents of such entities.

(c)

Except as described in Section 3.2(a) above, as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Terasen or any of its subsidiaries to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any capital stock of Terasen, any of its subsidiaries or Partially Owned Entities, nor are there outstanding any securities or obligations of any kind of Terasen or any of its subsidiaries which are convertible into or exercisable or exchangeable for any capital stock of Terasen, any of its subsidiaries or any other person and neither Terasen nor any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities. There are not outstanding as of the date of this Agreement any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Terasen or any of its subsidiaries.  As of the date of this Agreement there are no outstanding bonds, debentures or other evidences of indebtedness of Terasen or any of its subsidiaries having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the holders of the Terasen Common Shares on any matter. As of the date of this Agreement, there are no stockholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which Terasen or any of its subsidiaries is a party or bound with respect to the voting, disposition or registration of any outstanding securities of Terasen, any of its subsidiaries or any of its Partially Owned Entities.

(d)

Since December 31, 2004, except for issuances of Terasen Common Shares pursuant to Terasen Options granted prior to the date of this Agreement or pursuant to the Terasen Dividend Reinvestment Plan, there have been no Terasen capital stock, voting securities or securities convertible or exchangeable therefor issued or purchased for cancellation.

3.3

Authority and No Conflicts

(a)

Terasen has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, subject to the approval of Terasen's Securityholders and the Court as provided in this Agreement with respect to the Plan of Arrangement. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by Terasen and the consummation by Terasen of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Terasen are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby other than, with respect to the Terasen Rights Plan Waiver Resolution, approval of the holders of Terasen Common Shares (other than TMHL in respect of the Reciprocal Shares) and with respect to the completion of the Arrangement, the approval of the Terasen Securityholders and the Court and the filing of such corporate documents under the BCBCA as are provided for in this Agreement.

(b)

Each of this Agreement and the other documents related to the transactions contemplated hereunder has been or will be duly and validly executed and delivered by Terasen and constitutes or will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and by general principles of equity.

(c)

The board of directors of Terasen at a meeting duly called and held has determined by the unanimous approval of all directors voting (A) that this Agreement and the transactions contemplated hereby and the Terasen Resolutions, are fair to the Terasen Securityholders and are in the best interests of Terasen, (B) to recommend that the Terasen Securityholders vote in favour of the Terasen Resolutions, and (C) to extend, effective from the time this Agreement is executed, the "Separation Time" (as defined in the Terasen Rights Plan) as it relates to this Agreement and the transactions contemplated hereby, including the Arrangement, to a time which is the earlier of the Effective Time and the date upon which this Agreement is terminated in accordance with the terms of this Agreement.

(d)

Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by Terasen nor the performance by it of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby, will:

(i)

conflict with, or violate any provision of, the constating documents of Terasen or any of its subsidiaries or Partially Owned Entities;

(ii)

subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being made or obtained, violate or breach any Laws applicable to Terasen, any of its Material Subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities;

(iii)

subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being made or obtained, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Terasen or any of its Material Subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities is a party or by which Terasen or any of its Material Subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities or its or their property is bound or subject; or

(iv)

result in the imposition of any encumbrance, charge or Lien upon or require the sale or give any person the right to acquire any of Terasen's assets or the assets of any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities, or restrict, hinder, impair or limit the ability of Terasen, or any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by Terasen to Kinder;

except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Terasen or materially impair the ability of Terasen to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

3.4

Consents; Approvals

No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any third party or Governmental Entity is required to be obtained or made by or with respect to Terasen, any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities in connection with the execution, performance  and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by Terasen, the performance of its obligations hereunder or the consummation by Terasen of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) the approval of the Arrangement by the Terasen Securityholders, (d) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (e) any filings under the BCBCA and securities Laws, (f) the Appropriate Regulatory Approvals required to be obtained by Terasen in order for it to consummate the transactions contemplated hereby, and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Terasen or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair Terasen's ability to perform its obligations hereunder.

3.5

No Defaults

None of Terasen or any of its Material Subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of (a) their respective constating documents, (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Terasen or any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities, is a party or by which Terasen, any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities, or any of its or their property is bound or subject, except, in the case of clause (b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on Terasen.

3.6

Absence of Certain Changes or Events

Except as disclosed in the Terasen SRA Reports filed prior to the date of this Agreement, since December 31, 2004, Terasen, its subsidiaries and, to the knowledge of Terasen, its Partially Owned Entities, have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and there has been no Material Adverse Effect with respect to Terasen or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Terasen or which materially and adversely affects the ability of Terasen to consummate the transactions contemplated hereby or to restrict, hinder, impair or limit the ability of Terasen, or any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by Terasen to Kinder.

3.7

Employment Matters

(a)

Except as set forth in the Terasen Disclosure Letter, neither Terasen nor any of its subsidiaries is (i) a party to any written policy, agreement, obligation, understanding or undertaking providing for severance or termination payments to, or any employment agreement with, any former or current director, officer or employee other than any agreement which applies to only one individual and which does not provide for payment to such individual in excess of $100,000 in any one calendar year or (ii) any oral policy, agreement, obligation, understanding or undertaking proving an entitlement to any former director, officer or employee to severance or termination payments, except such payments as may be required under common law.

(b)

Neither Terasen nor any of its subsidiaries is a party to any consulting contract, written or oral, providing for compensation of any individual in excess of $250,000 per calendar year.

(c)

Neither Terasen nor any of its subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of Terasen's or any of its subsidiaries' employees. No labor union or representative of the employees of Terasen or any of its subsidiaries claims to be seeking to represent employees of Terasen or any of its subsidiaries other than those that are parties to executed collective bargaining agreements identified in Section 3.7 of the Terasen Disclosure Letter. To the knowledge of Terasen, no union organizational campaign or representation petitions are currently pending with respect to any of the employees of Terasen or any of its subsidiaries or Partially Owned Entities. Neither Terasen nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or any other labor contract applicable to any employees of Terasen or its subsidiaries.  All collective bargaining agreements to which Terasen is a party have been duly ratified and there are no written or oral agreements which modify the terms of any such collective bargaining agreement. No collective bargaining agreements or other labor contracts relating to employees of Terasen or its subsidiaries are being negotiated. To the knowledge of Terasen, neither Terasen nor any of its subsidiaries have breached any of their obligations under any collective bargaining agreements.  There is no labor strike or labor dispute, slowdown, lockout or stoppage actually pending or to the knowledge of Terasen threatened against or affecting Terasen or its subsidiaries, and Terasen and its subsidiaries have not experienced any labor strikes or labor disputes, slowdowns, lockouts or stoppages since December 31, 2002 that had a Material Adverse Effect on Terasen. To the knowledge of Terasen, no union or collective bargaining representative has applied to have Terasen or any of its subsidiaries declared a related or successor employer pursuant to applicable labor Laws.

(d)

All employees and former employees of Terasen and its subsidiaries have been, or will have been on or before the Effective Date, paid or amounts in respect thereof shall have been accrued for wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Effective Date, in accordance with the obligations of Terasen and its subsidiaries under any employment or labor practices and policies or any collective bargaining agreement or individual agreement to which Terasen or its subsidiaries is a party, or by which Terasen or its subsidiaries may be bound, except for, in the case of severance and termination pay, statutory and common law requirements for payment in lieu of reasonable notice of termination.

(e)

There are no current, pending or, to the knowledge of Terasen, threatened proceedings before any board, tribunal, arbitrator or Governmental Entities or claims with respect to employment and labor Laws, including, but not limited to, employment and labor standards, unfair labor practices, employment discrimination, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labor relations, other than such proceedings and claims which, individually or in the aggregate, would not have a Material Adverse Effect on Terasen. Terasen and its subsidiaries are not subject to any settlement agreement, conciliation agreement, letter of commitment, deficiency letter or consent decree with any present or former employee or applicant for employment, labor union or other employee representative, or any Government Entity or arbitrator relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies that would have a Material Adverse Effect on Terasen, and no Government Entity or arbitrator has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of Terasen or its subsidiaries which currently has or would be reasonably expected to have a Material Adverse Effect on Terasen. There are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due and owing pursuant to any workplace safety and insurance legislation by Terasen or any of its subsidiaries and they have not been reassessed in any material respect under such legislation during the past three years and, to the knowledge of Terasen, no audit is currently being performed pursuant to any applicable workplace safety and insurance legislation.  There are no claims or, to the knowledge of Terasen, potential claims which may materially and adversely affect accident cost experience.

3.8

Reports; Financial Statements

(a)

Since January 1, 2002, Terasen and its subsidiaries have timely filed all forms, reports, schedules, statements and other documents required to be filed with (i) Canadian securities regulatory authorities (collectively, the "Terasen SRA Reports"), (ii) any other applicable federal, state, provincial or territorial securities authority, and (iii) any other Governmental Entity, except with respect to clause (iii) of this Section 3.8(a) where the failure to file any such forms, reports, schedules, statements or other documents would not have a Material Adverse Effect on Terasen (all such forms, reports, schedules, statements and other documents are collectively referred to as the "Terasen Documents"). The Terasen Documents at the time filed (x) did not contain any Misrepresentation, (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made and (z) complied in all material respects with the requirements of applicable Laws. Terasen has not filed any confidential material change report with any Canadian securities authority or regulator or any stock exchange that at the date of this Agreement remains confidential.

(b)

The consolidated financial statements (including, in each case, any related notes thereto) contained in any Terasen SRA Reports (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes), (ii) complied in all material respects with the requirements of applicable securities Laws, (iii) are in accordance with the books and records of Terasen; (iv) contain and reflect all necessary adjustments for fair presentation of the results of operations and the financial condition of the business of Terasen for the periods covered thereby, (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of Terasen, and (vi) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Terasen and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which will be material, individually or in the aggregate.

(c)

From January 1, 2002 to the date of this Agreement, there has been no change by Terasen or its subsidiaries in their accounting policies, methods, practices or principles that are material to Terasen's consolidated financial statements, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

3.9

Contracts

Section 3.9 of the Terasen Disclosure Letter lists as of the date of this Agreement all written or oral contracts, agreements, guarantees, leases and executory commitments (other than Terasen Plans) to which Terasen or any of its subsidiaries is a party and which fall within any of the following categories: (a) contracts not entered into in the ordinary course of Terasen's and its subsidiaries' business other than those that are not material to the business of Terasen and its subsidiaries; (b) contracts containing covenants purporting to limit the freedom of Terasen or any of its subsidiaries to compete in any line of business in any geographic area; (c) contracts which after the Effective Time would have the effect of limiting the freedom of Kinder or its subsidiaries (other than Terasen and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals; (d) purchase contracts which restrict or limit the purchasing relationships of Terasen or its subsidiaries in any material manner; (e) contracts relating to any outstanding commitment for capital expenditures in excess of $5 million other than capital expenditures included in the 2005 capital expenditures budget that was previously approved by the board of directors of Terasen and which was previously provided to Kinder; (f) contracts with any labor organization or union; (g) except as reflected in the Terasen financial statements included in the Terasen SRA Reports for the period ended June 30, 2005, indentures, mortgages, Liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by Terasen or its subsidiaries in excess of $3 million; (h) contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments by Terasen or any of its subsidiaries involving more than $5 million per year or $20 million over the term of the contract; (i) confidentiality or standstill agreements with any person (the effectiveness of which extends beyond the date that is six months following the date of this Agreement) that restrict Terasen or any of its subsidiaries in the use of any information or the taking of any actions by Terasen or its subsidiaries entered into in connection with the consideration by Terasen or any of its subsidiaries of any acquisition of equity interests or assets; (j) contracts containing provisions triggered by a change of control of Terasen or other similar provisions; (k) contracts in favour of directors or officers that provide rights to indemnification; and (l) contracts that are material to Terasen and its subsidiaries taken as a whole other than those that are covered by (a) through (k) of this Section 3.9 or filed in the Terasen SRA Reports filed prior to the date of this Agreement. All such contracts and all other contracts that are individually material to the business or operations of Terasen and its subsidiaries are valid and binding obligations of Terasen or such subsidiaries that are parties thereto and, to the knowledge of Terasen, the valid and binding obligation of each other party thereto except such contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on Terasen.

3.10

Litigation

There are no claims, actions, proceedings or investigations pending against Terasen or any of its subsidiaries or, to the knowledge of Terasen, its Partially Owned Entities or, to the knowledge of Terasen, threatened against Terasen or any of its subsidiaries or Partially Owned Entities before any Governmental Entity (and Terasen, its subsidiaries and, to the knowledge of Terasen, its Partially Owned Entities, have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation) that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on Terasen, or prevent or materially delay consummation of the transactions contemplated by this Agreement. Neither Terasen nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would be reasonably expected to have a Material Adverse Effect on Terasen or that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.11

Environmental

Except as disclosed in the Terasen SRA Reports:

(a)

Terasen, each of its subsidiaries and to the knowledge of Terasen, each of its Partially Owned Entities is in substantial compliance with all applicable Environmental Laws;

(b)

in connection with Environmental Activities, there is no notice of infraction, action, suit or proceeding or, to the knowledge of Terasen, pending or threatened against, or in any other manner relating adversely to, Terasen, any of its subsidiaries or to the knowledge of Terasen, any of its Partially Owned Entities, or their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Terasen;

(c)

all material Environmental Permits which are necessary under any applicable Environmental Law for the ownership and operation by Terasen and its subsidiaries of the real property, assets and other facilities owned or used by Terasen and its subsidiaries and all of the properties related thereto have been duly obtained, made or taken and are in full force and effect, are not subject to further Environmental Permits or appeal, or any pending or, to the knowledge of Terasen, threatened legal or administrative proceedings, and there are to the knowledge of Terasen, no proposals to amend, revoke or replace such material Environmental Permits;

(d)

Terasen has not and is not, and to the knowledge of Terasen, no past or present lessee, owner, occupant, or licensee or other Person other than Terasen or a subsidiary of Terasen has or is, engaged in any Environmental Activity at, upon, under, over, within or with respect to the real property owned or used by Terasen any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned

     Entities in violation of any applicable Environmental Law which would lead to the imposition of liability on, or a remediation order against, Terasen, a subsidiary of Terasen or any of its Partially Owned Entities and which would have a Material Adverse Effect on Terasen;

(e)

no activities or operations of Terasen or a subsidiary of Terasen are or have been subject to any judicial, administrative or other proceedings alleging a violation of any applicable Environmental Law which, if adversely determined, would have a Material Adverse Effect on Terasen;

(f)

to the knowledge of Terasen, no activities or operations of Terasen or a subsidiary of Terasen in respect of real property owned or used by Terasen or a subsidiary of Terasen are the subject of investigation or written notice from any Governmental Entity requiring material remedial action to respond to a Release of any Contaminant;

(g)

to the knowledge of Terasen, neither Terasen nor a subsidiary of Terasen has been or is involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities would lead to the imposition of liability on, or a remediation order against, Terasen, a subsidiary of Terasen or a Partially Owned Entity which would have a Material Adverse Effect on Terasen;

(h)

neither Terasen nor a subsidiary of Terasen has filed any written notice or report of a Release of a Contaminant with any Governmental Entity in respect of the real property owned or used by Terasen or any part thereof, the consequence of which Release would have a Material Adverse Effect on Terasen; and

(i)

to the knowledge of Terasen, no order, instruction or direction of any Governmental Entity has been issued which required Terasen, a subsidiary of Terasen or a Partially Owned Entity to carry out any material environmental remediation of the real property owned or used by Terasen under any applicable Environmental Law.

3.12

Tax Matters

(a)

Terasen and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them with the appropriate Governmental Entity (all of which Tax Returns were correct and complete in all material respects), have timely paid, or caused to be paid to the appropriate Governmental Entity, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all withholding, instalment, deposit and remittance requirements imposed on or with respect to Taxes of Terasen and each of its subsidiaries.

(b)

To the knowledge of Terasen, each of its Partially Owned Entities have timely filed, or caused to be filed, all Tax Returns required to be filed by them with the appropriate Governmental Entity (all of which Tax Returns were correct and complete in all material respects), have timely paid, or caused to be paid to the appropriate Governmental Entity, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all withholding, instalment, deposit and remittance requirements imposed on or with respect to Taxes of Terasen in respect of that Partially Owned Entity.

(c)

Terasen's most recently published financial statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Terasen and each of its subsidiaries have made adequate provision in accordance with Canadian generally accepted accounting principles in their books and records for any amount of Taxes accruing in respect of any accounting period of Terasen or any of its subsidiaries ending subsequent to the period covered by the most recent published consolidated financial statements of Terasen.

(d)

Neither Terasen nor any of its subsidiaries has received any written notification that any issue involving an amount of Taxes of Terasen or any of its subsidiaries has been raised by (and is currently pending with) a Governmental Entity, in connection with any Tax Return filed or required to be filed, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes of Terasen or any of its subsidiaries have been given, filed or requested with respect to Terasen or any subsidiary of Terasen.

(e)

Terasen and each of its subsidiaries have received assessments from the appropriate Governmental Entity for all Taxes shown on the Tax Returns in respect of all periods ending prior to December 31, 2004.  Neither Terasen nor any of its subsidiaries has received any notice from any Governmental Entity to the effect that any Tax Return is being examined, and Terasen has no knowledge of any Tax audit or issue for any period ending prior to December 31, 2004.  There are no proposals to assess or reassess  additional Taxes, nor are there any assessments or reassessments of additional Taxes, of Terasen or any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities, for any period ending prior to December 31, 2004.

(f)

There are no Tax Liens on any assets of Terasen or any of its subsidiaries except for Taxes not yet due and payable. Neither Terasen nor any of its subsidiaries has received a refund of any Taxes to which it was not entitled. Neither Terasen nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the United States Internal Revenue Code of 1986, as amended (the "Code") or (ii) is a party to any Tax sharing or other similar agreement or arrangement or any Tax indemnification agreement of any nature with any other person (other than in agreements with Terasen or any of its subsidiaries) pursuant to which Terasen or any of its subsidiaries has or could have any material liabilities in respect of Taxes. Terasen has not made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

3.13

Pension and Employee Benefits

(a)

Section 3.13 of the Terasen Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, stock compensation, stock option, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are sponsored, maintained or contributed to by Terasen or any of its subsidiaries (collectively referred to as the "Terasen Plans"). The Terasen Disclosure Letter states which of the Terasen Plans are subject to the provisions of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of representations and warranties in this Section 3.13 relating to the Code or ERISA, a subsidiary of Terasen shall be deemed to also include each corporation, trade, business, or entity that would be considered to be a single employer or under common control with Terasen pursuant to Section 414 of the Code or Section 4001 of ERISA.

(b)

No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could be reasonably expected to result in any Terasen Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material amount of Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or, to Terasen’s knowledge, threatened in respect of any of the Terasen Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Terasen and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such action, suit, claim, trial, demand, investigation, arbitration or other proceedings.

(c)

Terasen has provided to Kinder true, correct and complete copies of all of the Terasen Plans as amended (or, in the case of any unwritten Terasen Plan, a description thereof) together with all related actuarial reports, and Terasen has made available to Kinder all other related documentation including, without limitation, funding agreements, trust agreements, funding and financial information returns and statements with respect to each Terasen Plan, and current plan summaries, booklets and personnel manuals. Terasen has provided to Kinder a true and complete copy of (i) the most recent annual report on Form 5500 filed with the United States Internal Revenue Service with respect to each Terasen Plan in respect of which such a report was required, and (ii) the most recent annual information return filed with the Canada Revenue Agency with respect to each Terasen Plan in respect of which such a return was required.

(d)

All of the Terasen Plans are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Terasen or a subsidiary of Terasen, as the case may be, and their respective employees. No fact or circumstance exists that could adversely affect the existing tax status of a Terasen Plan.

(e)

All obligations of Terasen or a subsidiary of Terasen regarding the Terasen Plans have been satisfied in all material respects. All contributions or premiums required to be made by Terasen or a subsidiary of Terasen, as the case may be, under the terms of each Terasen Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Terasen Plans.

(f)

Each Terasen Plan that is subject to insurance or funding requirements is fully insured or fully funded (both on a going-concern and solvency basis) in accordance with the assumptions disclosed in the most recent applicable actuarial report and in good standing with such regulatory authorities as may be applicable and, as of the date of this Agreement, no notice of underfunding, noncompliance, failure to be in good standing or otherwise has been received by Terasen or its subsidiaries from any such regulatory authority.

(g)

There have been no improper withdrawals, applications or transfers of assets from any Terasen Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Terasen, nor any subsidiary of Terasen, nor, to the knowledge of Terasen, any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of the Terasen Plans or the trusts or other funding media relating thereto.

(h)

Terasen or its subsidiaries may amend or terminate, in whole or in part, each Terasen Plan and take contribution holidays under and pay administration expenses from each Terasen Plan, subject only to approvals required by Law and, with respect to amendment or termination, the collective agreements disclosed in Section 3.7 of the Terasen Disclosure Letter.

(i)

No commitments to improve or otherwise amend any Terasen Plan have been made except as required by applicable Laws.

(j)

No insurance policy or any other contract or agreement affecting any Terasen Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(k)

All Terasen Plans intended to be tax-qualified in the United States have been the subject of determination letters from the United States Internal Revenue Service to the effect that such Terasen Plans and their related trusts are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Terasen, has revocation been threatened, nor has any such Terasen Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs and nothing has occurred since the date of such letter that could adversely affect the qualified status of such plan. As to any such Terasen Plan, there has been no termination or partial termination of such Terasen Plan within the meaning of Section 411(d)(3) of the Code.

(l)

No amount or benefit that could be received (whether in cash or property, the vesting of property or the acceleration of the exerciseability of stock options) as a result of or in connection with the transactions contemplated by this Agreement or the Arrangement (whether or not some other subsequent action or event would be required to cause the receipt of such amount or benefit to occur) by any employee, officer or director of Terasen or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Terasen Plan currently in effect will fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

(m)

None of the Terasen Plans is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any other applicable Law, nor has Terasen or any subsidiary of Terasen been obligated to contribute to any such multiemployer plan at any time within the past six years.  With respect to any such multiemployer plan, (i) neither Terasen nor a subsidiary of Terasen has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Date, Terasen or a subsidiary were to engage in a complete or partial withdrawal from any such multiemployer plan, and (ii) no such multiemployer plan is in reorganization or insolvent (as defined in Section 4241 and 4245 of ERISA).

(n)

No employment, severance or termination agreement, other compensation arrangement or Terasen Plan provides for payment of a benefit, the increase of a benefit amount, the acceleration of contributions or funding, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement or the Arrangement (whether or not some other subsequent action or event would be required to cause such payment, increase, acceleration, or vesting to be triggered).

(o)

As to any Terasen Plan that is subject to Title IV of ERISA, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA has occurred, no notice of intent to terminate the plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, and (other than premiums under Section 4007 of ERISA) no liability to the United States Pension Benefit Guaranty Corporation has been incurred.

(p)

As to any Terasen Plan which is subject to ERISA or the Code, no act, omission or transaction has occurred which would result in imposition on Terasen or any subsidiary of Terasen of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or (iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code which individually or in the aggregate will exceed $20,000.

(q)

Each trust funding a Terasen Plan, which trust is intended to be exempt from United States federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favourable determination letter from the United States Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favourable determination letter, been amended or operated in a way which would adversely affect such exempt status.

(r)

All liabilities of Terasen and its subsidiaries (whether accrued, absolute, contingent or otherwise) related to the Terasen Plans have been fully and accurately accrued and disclosed, and reported in accordance with Canadian generally accepted accounting principles in the consolidated financial statements (including, in each case, any related notes thereto) contained in any Terasen SRA Reports.  No changes have occurred or are expected to occur to any Terasen Plan that would materially affect the most recent actuarial report prepared in respect of the applicable Terasen Plan.

(s)

As to any Terasen Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any other applicable Law, all representations of this Section 3.13 are made to Terasen's knowledge.

3.14

Affiliates

Section 3.14 of the Terasen Disclosure Letter identifies each person who, to the knowledge of Terasen, may be deemed an affiliate of Terasen within the meaning of Rule 145 promulgated by the SEC pursuant to the 1933 Act, including all directors and executive officers of Terasen.  Terasen shall update such list through the Effective Date.

3.15

Compliance with Laws; Permits

(a)

Terasen, its subsidiaries and, to the knowledge of Terasen, its Partially Owned Entities are in compliance, and at all times since January 1, 2002 have complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Terasen.  No investigation or review by any Governmental Entity with respect to Terasen, any of its subsidiaries, or the knowledge of Terasen, its Partially Owned Entities, is pending or, to the knowledge of Terasen, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on Terasen.

(b)

Terasen and its subsidiaries and, to the knowledge of Terasen, its Partially Owned Entities are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their respective businesses as they are now being conducted (collectively, the "Terasen Permits"), except where the failure to be in possession of such Terasen Permits would not, individually or in the aggregate, have a Material Adverse Effect on Terasen, and there is no action, proceeding or investigation pending or, to the knowledge of Terasen, threatened regarding any of the Terasen Permits which would have a Material Adverse Effect on Terasen. None of Terasen, any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities is in conflict with, or in default or violation of any of the Terasen Permits, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Terasen.

(c)

None of Terasen, any of its subsidiaries or, to the knowledge of Terasen, any directors, officers, agents or employees of Terasen or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any government officials or employees or to political parties or campaigns or violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended in each case which could reasonably be expected to have a material and adverse effect on Terasen.

3.16

Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon Terasen or any of its subsidiaries that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of Terasen or any of its subsidiaries, any acquisition of property by Terasen or any of its subsidiaries or the conduct of business by Terasen or any of its subsidiaries as currently conducted, other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Terasen.

3.17

Intellectual Property

(a)

Terasen and its subsidiaries, directly or indirectly, own, license or otherwise have legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, patent rights, trademarks, trade names, service marks, copyrights and any applications therefore, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of Terasen and its subsidiaries as presently conducted (the "Intellectual Property Rights").

(b)

In the case of Intellectual Property Rights owned by Terasen or one of its subsidiaries, either Terasen or one of its subsidiaries owns such Intellectual Property Rights free and clear of any material Liens, charges or encumbrances.  Terasen or one of its subsidiaries has an adequate right to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are being used. Terasen has not received any written notice or claim, nor has it received any other information, stating that the manufacture, sale, licensing, or use of any of the services or products of Terasen or any of its subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by Terasen or any of its subsidiaries in the ordinary course of Terasen's business as presently conducted infringes on any copyright, patent, trade mark, service mark or trade secret of a third party where such infringement would have a Material Adverse Effect on Terasen. Terasen has not received any written notice or claim, nor has it received any other information, stating that the use by Terasen or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of Terasen and any of its subsidiaries as presently conducted infringes on any other person's trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications where such infringement would have a Material Adverse Effect on Terasen. Terasen has not received any written notice or claim, nor has it received any other information, challenging the ownership by Terasen or any of its subsidiaries or the validity of any of the Intellectual Property Rights. All registered patents, trademarks, service marks and copyright held by Terasen and its subsidiaries are subsisting, except to the extent any failure to be subsisting would not have a Material Adverse Effect on Terasen. To the knowledge of Terasen, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of Terasen or any of its subsidiaries No Intellectual Property Right is subject to any known outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Terasen or any of its subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect on Terasen.

3.18

Insurance

Each of Terasen and its subsidiaries is, and has been continuously since January 1, 2002, insured by reputable and financially responsible insurers in amounts and against risks and losses as are customary for companies conducting their respective businesses. Terasen's and its subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation or termination has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both would constitute a default thereunder.  Terasen has not received notice of any fact, condition or circumstance which might reasonably form the basis of any claim against Terasen, any of its subsidiaries or Partially Owned Entities which is not fully covered by insurance (subject to standard deductibles) maintained by it and which could have a Material Adverse Effect on Terasen.

3.19

Property

(a)

Terasen, each of its subsidiaries and, to the knowledge of Terasen, each of its Partially Owned Entities, as the case may be, has legal and beneficial, good and marketable title to all of its properties and assets (real and personal, immovable and movable, tangible and intangible, including leasehold interests) sufficient to carry on their respective business as currently conducted including all the properties and assets reflected in the balance sheets forming part of the financial statements contained in the Terasen SRA Documents, except as indicated in the notes thereto, together with all additions thereto and less all dispositions thereof in the ordinary course of its business and, with respect to pipelines, equipment and other tangible personal property used in connection with Terasen's pipeline operations (collectively, "Terasen Pipeline Assets"), title to or interest in the applicable Terasen Pipeline Assets sufficient to enable Terasen, its subsidiaries and, to the knowledge of Terasen, its Partially Owned Entities to conduct their businesses with respect thereto without material interference as it is currently being conducted), in each case free and clear of all Liens, except for Liens the existence of which would not have a Material Adverse Effect on Terasen.

(b)

The businesses of Terasen and each of its subsidiaries have been and are being operated in a manner which does not violate (in any manner which would, or which would be reasonably expected to, have a Material Adverse Effect on Terasen) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by Terasen and each of its subsidiaries in such businesses.  All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other Laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Material Adverse Effect on Terasen. There are no special gaps in the Easements which would impair the conduct of such businesses in a manner that would, or that would be reasonably expected to, have a Material Adverse Effect on Terasen, and no part of the Terasen Pipeline Assets is located on property which is not owned in fee by Terasen or a subsidiary of Terasen or subject to an Easement in favour of Terasen or a subsidiary of Terasen, where the failure of such Terasen Pipeline Assets to be so located would have a Material Adverse Effect on Terasen.

3.20

Regulatory Proceedings

None of Terasen, any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity which is reasonably likely to result in orders having a material detriment (including a decrease in rates or rates of return) on the future operations or business of Terasen or any Material Subsidiary of Terasen nor has written notice of any such proceeding been received by Terasen, any of its subsidiaries or, to the knowledge of Terasen, any of its Partially Owned Entities.

3.21

Regulation as a Utility

(a)

Terasen and all of its "subsidiary companies" and "affiliates", as such terms are defined in the 1935 Act, either are not subject to or are exempt from all provisions of the 1935 Act other than Section 9(a)(2) of the 1935 Act.

(b)

None of Terasen or any of its "subsidiary companies" or "affiliates" is subject to regulation as a "holding company" or a "subsidiary company" or "affiliate" of a "holding company", as such terms are defined in the 1935 Act.

3.22

Opinion of Financial Advisors

The board of directors of Terasen has received the opinion of RBC Dominion Securities Inc., Terasen's financial advisors, to the effect that, as of the date of this Agreement, the consideration under the Arrangement is fair from a financial point of view to the holders of Terasen Common Shares and that opinion has not been withdrawn, reserved or modified in any material respect.

3.23

Brokerage and Finders' Fees

Neither Terasen nor any subsidiary of Terasen or any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of Terasen, any brokerage, finders' or similar fee in connection with the transactions contemplated hereby.  Copies of all written agreements relating to Terasen's obligations to RBC Dominion Securities Inc. have previously been provided to Kinder.

3.24

Terasen Rights Plan

None of the execution or the delivery of this Agreement or the taking of any action contemplated by this Agreement results, or will result, in Kinder becoming an Acquiring Person (as defined in the Terasen Rights Plan), provided that, prior to the consummation of the Arrangement, the Terasen Rights Plan Waiver Resolution is approved by the affirmative vote of a majority of the votes cast by holders of Terasen Common Shares and the Terasen Rights Plan Amending Agreement is executed and delivered by the parties thereto.

3.25

Material Customers

No single customer or group of customers of Terasen or any of its subsidiaries has, since December 31, 2004, terminated or communicated to Terasen or any of its subsidiaries its intention or threat to terminate or alter its relationship with Terasen or its subsidiaries, the loss or alteration of which has had or would reasonably be expected to have a Material Adverse Effect on Terasen.

3.26

Books and Records

The books, records and accounts of Terasen and its subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices and on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Terasen and its subsidiaries, and (iii) accurately and fairly reflect the basis for Terasen's financial statements contained in the Terasen SRA Reports. Terasen has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, and (B) to maintain accountability for assets.

3.27

Management Controls

Terasen (i) has designed disclosure controls and procedures to ensure that material information relating to Terasen and its subsidiaries is made known to the management of Terasen by others within those entities, and (ii) has disclosed, based on its most recent report prior to the date hereof, to Terasen's auditors and the audit committee of Terasen any fraud, whether or not material, that involves management or other employees who have a significant role in Terasen's internal controls.  Terasen has made available to Kinder a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2005.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE KINDER PARTIES

The Kinder Parties represent and warrant to Terasen as follows in each case except as set forth in the Kinder Disclosure Letter (each of which exceptions shall specifically identify the relevant section hereof to which it relates):

4.1

Organization and Standing

(a)

Each of Kinder and its subsidiaries has been duly organized or formed and is validly existing and, to the extent such concept is legally recognized, in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted except where, individually or in the aggregate, the failure of a subsidiary other than a Material Subsidiary to be so organized, formed or existing or to have such power or authority would not have a Material Adverse Effect on Kinder. Each of Kinder and its Material Subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties and assets requires it to so qualify, except where, individually or in the aggregate, the failure to be so qualified would not have a Material Adverse Effect on Kinder.

(b)

Kinder has heretofore made available to Terasen complete and correct copies of its constating documents as well as the constating documents of each of its Material Subsidiaries, in each case as in effect on the date of this Agreement.

4.2

Capitalization

(a)

The authorized capital stock of Kinder consists of (i) 300,000,000 Kinder Common Shares, (ii) 200,000 shares of Class A preferred stock, and (iii) 2,000,000 shares of Class B preferred stock of which 150,000 have been designated Class B Participating Preferred Stock, and as of July 29, 2005, 122,501,571 Kinder Common Shares (excluding shares held in treasury) and no shares of preferred stock are issued and outstanding.  As of July 31, 2005, 13,208,901 Kinder Common Shares are held in Kinder's treasury and no Kinder Common Shares are held by any subsidiary of Kinder.  As of July 26, 2005 there were 3,576,798 Kinder Common Shares reserved, in the aggregate, for issuance under the Kinder Stock Plans (excluding the Kinder Savings Plan, which is a defined contribution 401(k) plan).  As of July 1, 2005, there were 1,477,294 Kinder Common Shares reserved for issuance under the Kinder Savings Plan.  As of July 26, 2005, there were outstanding options permitting the holders thereof to purchase 2,555,992 Kinder Common Shares in the aggregate.  All references in this Agreement to Kinder Common Shares shall be deemed to include the corresponding Kinder Rights, until the expiration of the Kinder Rights Agreement, which is expected to occur on September 15, 2005.

(b)

All of the Kinder Common Shares have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon Kinder and were issued in compliance with all applicable securities Laws and the constating documents of Kinder.  All of the outstanding shares and other ownership interests of the subsidiaries and the Partially Owned Entities of Kinder which are held, directly or indirectly, by Kinder have been duly authorized and are validly issued, fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights and all such shares and other ownership interests are owned directly or indirectly by Kinder, free and clear of all Liens, except for restrictions on transfers contained in the constating documents of such entities.  Section 4.2(b) of the Kinder Disclosure Letter sets forth the capitalization, as of June 30, 2005, of each of Kinder LP and Kinder Management and also indicates the equity interests of each such person held by Kinder or a subsidiary of Kinder, identifying each such holder.

(c)

Except as described in Section 4.2(a) above, as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Kinder or any of its subsidiaries to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any capital stock of Kinder, any of its subsidiaries or Partially Owned Entities, nor are there outstanding any securities or obligations of Kinder or any of its subsidiaries that are convertible into or exercisable or exchangeable for any capital stock of Kinder, any of its subsidiaries or any other person and neither Kinder nor any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities.  There are not outstanding as of the date of this Agreement any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Kinder or any of its subsidiaries. As of the date of this Agreement there are no outstanding bonds, debentures or other evidences of indebtedness of Kinder or any of its subsidiaries having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the holders of the Kinder Common Shares on any matter.  As of the date of this Agreement there are no stockholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which Kinder or any of its subsidiaries is a party or bound with respect to the voting, disposition or registration of any outstanding securities of Kinder, any of its subsidiaries or any of its Partially Owned Entities.

4.3

Authority and No Conflicts

(a)

Each of the Kinder Parties has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by the Kinder Parties and the consummation by the Kinder Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Kinder Parties are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby.  No approval by the holders of Kinder Common Shares of the transactions contemplated hereby is necessary to authorize the execution, delivery or performance of this Agreement or any of the other documents related to the transactions contemplated hereunder or the consummation of the transactions contemplated hereby and no such approval will be sought by Kinder.

(b)

Each of this Agreement and the other documents related to the transactions contemplated hereunder has been and will be duly executed and delivered by the Kinder Parties and constitutes and will constitute a legal, valid and binding obligation of each of the Kinder Parties, enforceable against each of them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and by general principles of equity.

(c)

The board of directors of Kinder at a meeting duly called and held has unanimously determined that this Agreement and the transactions contemplated hereby are in the best interests of Kinder and the holders of Kinder Common Shares.

(d)

Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by the Kinder Parties nor the performance by each of them of their obligations hereunder and thereunder and the completion of the transactions contemplated hereby, will:

(i)

conflict with, or violate any provision of, the constating documents of Kinder or any of its Material Subsidiaries or Partially Owned Entities;

(ii)

subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.4 being made or obtained, violate or breach any Laws applicable to Kinder, any of its Material Subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities;

(iii)

subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.4 being made or obtained, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Kinder, any of its Material Subsidiaries or, to the knowledge of Kinder, any of its

     Partially Owned Entities is a party or by which Kinder or any of its Material Subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities or its or their property is bound or subject; or

(iv)

result in the imposition of any encumbrance, charge or Lien upon or require the sale or give any person the right to acquire any of Kinder's assets or the assets of any of its Material Subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities or restrict, hinder, impair or limit the ability of Kinder, or any of its Material Subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by Kinder to Terasen;

except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Kinder or materially impair the ability of Kinder to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.4

Consents; Approvals

No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Kinder Parties, the performance of their obligations hereunder or the consummation by the Kinder Parties of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) such registrations and other actions required under federal, state, provincial and territorial securities Laws as are contemplated by this Agreement, (d) the Appropriate Regulatory Approvals required to be obtained by Kinder in order for it to consummate the transactions contemplated hereby, (e) the consents or approvals set forth in Section 4.4 of the Kinder Disclosure Letter, and (f) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Kinder or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair the ability of the Kinder Parties to perform their obligations hereunder.

4.5

No Defaults

None of Kinder, any of its Material Subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities or other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, any term, condition or provision of, or permit the termination of (a) their respective constating documents, (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Kinder or any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities is a party or by which Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities or any of its or their property is bound or subject, except, in the case of clause (b), defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Kinder.

4.6

Absence of Certain Changes or Events

Except as disclosed in the Kinder SEC Documents filed prior to the date of this Agreement, since December 31, 2004, Kinder, its subsidiaries and, to the knowledge of Kinder, its Partially Owned Entities have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and there has been no Material Adverse Effect with respect to Kinder or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Kinder or which materially and adversely affects the ability of Kinder to consummate the transactions contemplated hereby or to restrict, hinder, impair or limit the ability of Kinder, or any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by Kinder to Terasen.

4.7

Reports; Financial Statements

(a)

Since January 1, 2002 Kinder and its subsidiaries (each a "Kinder Person") have timely filed all forms, reports, schedules, statements and other (including exhibits and all other information incorporated therein) documents required to be filed with (i) the SEC under the Exchange Act or the 1933 Act (the "Kinder SEC Documents"), (ii) any applicable state securities authority and (iii) any other Governmental Entity, except with respect to clause (iii) of this Section 4.7(a) where the failure to file any such forms, reports, schedules, statements or other documents would not have a Material Adverse Effect on Kinder (all such forms, reports, schedules, statements and other documents are collectively referred to as the "Kinder Documents"). The Kinder SEC Documents, at the time filed (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made and (y) complied in all material respects with the requirements of applicable Laws (including the 1933 Act, the Exchange Act and the rules and regulations thereunder).

(b)

The consolidated financial statements (including in each case, any related notes thereto) contained in any Kinder SEC Documents (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes), (ii) complied in all material respects with the requirements of applicable securities Laws, (iii) are in accordance with the books and records of the Kinder Person filing such Kinder SEC Document, (iv) fairly present the consolidated results of operations and the consolidated financial condition of the business of the Kinder Person filing such Kinder SEC Document for the periods covered thereby, (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Kinder Person filing such Kinder SEC Document, and (vi) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Kinder Person filing such Kinder SEC Document and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which will be material, individually or in the aggregate, in amount or effect.

(c)

From January 1, 2002 to the date of this Agreement, there has been no change in any Kinder Person's accounting policies, methods, practices or principles that are material to such financial statements, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

(d)

The principal executive officer of each Kinder Person filing Kinder SEC Documents and its principal financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to such Kinder Person's auditors and the audit committee of such Kinder Person (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect such Kinder Person's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.  Each such Kinder Person has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to such Kinder Person, including its consolidated subsidiaries, is made known to such Kinder Person's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of Kinder, such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports such Kinder Person files under the Exchange Act is accumulated and communicated to such Kinder Person's management, including its principal executive officer and its principal financial officer, to allow timely decisions regarding required disclosure.

4.8

Litigation

Except for those matters disclosed in the Kinder SEC Documents, there are no claims, actions, proceedings or investigations pending against Kinder or any of its subsidiaries or, to the knowledge of Kinder, its Partially Owned Entities or, to the knowledge of Kinder, threatened against Kinder or any of its subsidiaries or Partially Owned Entities before any Governmental Entity (and Kinder and its subsidiaries have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation) that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on Kinder, or prevent or materially delay consummation of the transactions contemplated by this Agreement. Except as set forth in the Kinder SEC Documents, neither Kinder nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would be reasonably expected to have a Material Adverse Effect on Kinder or that would prevent or materially delay consummation of the transactions contemplated by this Agreement.  Kinder has not received notice of any fact, condition or circumstance which might reasonably form the basis of any claim against Kinder, any of its subsidiaries or Partially Owned Entities which is not fully covered by insurance (subject to standard deductibles) maintained by it and which could have a Material Adverse Effect on Kinder.

4.9

Environmental

Except as disclosed in the Kinder SEC Documents:

(a)

Kinder, each of its subsidiaries and to the knowledge of Kinder, each of its Partially Owned Entities is in substantial compliance with all applicable Environmental Laws;

(b)

in connection with Environmental Activities, there is no notice of infraction, action, suit or proceeding or, to the knowledge of Kinder, pending or threatened against, or in any other manner relating adversely to, Kinder, any of its subsidiaries or to the knowledge of Kinder, any of its Partially Owned Entities, or their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Kinder;

(c)

all material Environmental Permits which are necessary under any applicable Environmental Law for the ownership and operation by Kinder and its subsidiaries of the real property, assets and other facilities owned or used by Kinder and its subsidiaries and all of the properties related thereto have been duly obtained, made or taken and are in full force and effect, are not subject to further Environmental Permits or appeal, or any pending or, to the knowledge of Kinder, threatened legal or administrative proceedings, and there are to the knowledge of Kinder, no proposals to amend, revoke or replace such material Environmental Permits;

(d)

Kinder has not and is not, and to the knowledge of Kinder, no past or present lessee, owner, occupant, or licensee or other Person other than Kinder or a subsidiary of Kinder has or is, engaged in any Environmental Activity at, upon, under, over, within or with respect to the. real property owned or used by Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities in violation of any applicable Environmental Law which would lead to the imposition of liability on, or a remediation order against, Kinder, a subsidiary of Kinder or any of its Partially Owned Entities and which would have a Material Adverse Effect on Kinder;

(e)

no activities or operations of Kinder or a subsidiary of Kinder are or have been subject to any judicial, administrative or other proceedings alleging a violation of any applicable Environmental Law which, if adversely determined, would have a Material Adverse Effect on Kinder;

(f)

to the knowledge of Kinder, no activities or operations of Kinder or a subsidiary of Kinder in respect of real property owned or used by Kinder or a subsidiary of Kinder are the subject of investigation or written notice from any Governmental Entity requiring material remedial action to respond to a Release of any Contaminant;

(g)

to the knowledge of Kinder, neither Kinder nor a subsidiary of Kinder has been or is involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities would lead to the imposition of liability on, or a remediation order against, Kinder, a subsidiary of Kinder or a Partially Owned Entity which would have a Material Adverse Effect on Kinder;

(h)

neither Kinder nor a subsidiary of Kinder has filed any written notice or report of a Release of a Contaminant with any Governmental Entity in respect of the real property owned or used by Kinder or any part thereof, the consequence of which Release would have a Material Adverse Effect on Kinder; and

(i)

to the knowledge of Kinder, no order, instruction or direction of any Governmental Entity has been issued which required Kinder, a subsidiary of Kinder or a Partially Owned Entity to carry out any material environmental remediation of the real property owned or used by Kinder under any applicable Environmental Law.

4.10

Tax Matters

(a)

Kinder and each of its subsidiaries have timely filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects), have timely paid, or caused to be paid, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all material Tax withholding, deposit and remittance requirements imposed on or with respect to any of Kinder and its subsidiaries, and Kinder's most recently published financial statements contain an adequate provision in accordance with United States generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns.

(b)

Neither Kinder nor any subsidiary of Kinder has received any written notification that any issue involving an amount of Taxes material to Kinder on a consolidated basis has been raised (and is currently pending) by the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes material to Kinder on a consolidated basis have been given, filed or requested with respect to Kinder or any subsidiary of Kinder.  Neither Kinder nor any of its subsidiaries has received any notice from any taxing authority to the effect that any Tax Return is being examined, and Kinder has no knowledge of any Tax audit or issue that would reasonably be expected to have a Material Adverse Effect on Kinder.  There are no proposed (but unassessed) additional Taxes applicable to Kinder or any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities, involving an amount of Taxes material to Kinder on a consolidated basis and none has been asserted against Kinder or any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities. There are no Tax Liens on any assets of Kinder or any of its subsidiaries except for Taxes not yet due and payable and those which would not be reasonably expected to result in a Material Adverse Effect on Kinder.  Neither Kinder nor any of its subsidiaries has received a refund of any Taxes to which it was not entitled.

4.11

Pension and Employee Benefits

(a)

In respect of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, stock compensation, stock option, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are sponsored, maintained or contributed to by Kinder or any of its subsidiaries (collectively referred to as the "Kinder Plans"), no step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could be reasonably expected to result in any Kinder Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material amount of Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or, to Kinder's knowledge, threatened in respect of any of the Kinder Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Kinder.

(b)

All obligations of Kinder or a subsidiary of Kinder regarding the Kinder Plans have been satisfied in all material respects. All contributions or premiums required to be made by Kinder or a subsidiary of Kinder, as the case may be, under the terms of each Kinder Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Kinder Plans.

(c)

Each Kinder Plan that is subject to insurance or funding requirements is fully insured or fully funded (both on a going-concern and solvency basis) and in good standing with such regulatory authorities as may be applicable and, as of the date of this Agreement, no notice of underfunding, noncompliance, failure to be in good standing or otherwise has been received by Kinder or its subsidiaries from any such regulatory authority.

(d)

There have been no improper withdrawals, applications or transfers of assets from any Kinder Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Kinder, nor any subsidiary of Kinder, nor, to the knowledge of Kinder, any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of the Kinder Plans or the trusts or other funding media relating thereto.

(e)

As to any Kinder Plan that is subject to Title IV of ERISA, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA has occurred, no notice of intent to terminate the plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, and (other than premiums under Section 4007 of ERISA) no liability to the United States Pension Benefit Guaranty Corporation has been incurred.

(f)

As to any Kinder Plan which is subject to ERISA or the Code, no act, omission or transaction has occurred which would result in imposition on Kinder or any subsidiary of Kinder of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a material civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or (iii) a material tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

(g)

As to any Kinder Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any other applicable Law, all representations of this Section 4.11 are made to Kinder's knowledge.

4.12

Compliance with Laws; Permits

(a)

Kinder, its subsidiaries and, to the knowledge of Kinder, its Partially Owned Entities are in compliance, and at all times since January 1, 2002 have complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Kinder. No investigation or review by any Governmental Entity with respect to Kinder, any of its subsidiaries or, to the knowledge of Kinder, its Partially Owned Entities is pending or, to the knowledge of Kinder, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on Kinder.

(b)

Kinder and its subsidiaries and, to the knowledge of Kinder, its Partially Owned Entities are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their respective businesses as they are now being conducted (collectively, the "Kinder Permits"), except where the failure to be in possession of such Kinder Permits would not, individually or in the aggregate, have a Material Adverse Effect on Kinder, and there is no action, proceeding or investigation pending or, to the knowledge of Kinder, threatened regarding any of the Kinder Permits which would have a Material Adverse Effect on Kinder.  None of Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities is in conflict with, or in default or violation of any of the Kinder Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on Kinder.

(c)

None of Kinder, any of its subsidiaries or, to the knowledge of Kinder, any directors, officers, agents or employees of Kinder or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any government officials or employees or to political parties or campaigns or violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended in each case which could reasonably be expected to have a material and adverse effect on Kinder.

4.13

Regulatory Proceedings

Except for those matters disclosed in the Kinder SEC Documents, none of Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity which is reasonably likely to result in orders having a material detriment (including a decrease in rates or rates of return) on the future operations or business of Kinder or any Material Subsidiary of Kinder nor has written notice of any such proceeding been received by Kinder, any of its subsidiaries or, to the knowledge of Kinder, any of its Partially Owned Entities.

4.14

Brokerage and Finders' Fees

Neither Kinder nor any of its shareholders, directors, officers or employees has incurred or will incur on behalf of Kinder, any brokerage, finders' or similar fee in connection with the transactions contemplated hereby, except that Kinder has employed UBS Warburg Inc. as its financial advisor pursuant to a written agreement.

4.15

Material Customers

No single customer or group of customers of Kinder or any of its subsidiaries has, since December 31, 2004, terminated or communicated to Terasen or any of its subsidiaries its intention or threat to terminate its relationship with Kinder or its subsidiaries, the loss of which has had or would reasonably be expected to have a Material Adverse Effect on Kinder.

4.16

Books and Records

The books, records and accounts of Kinder and its subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices and on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Kinder and its subsidiaries and (iii) accurately and fairly reflect the basis for Kinder's financial statements contained in the Kinder SEC Documents. Kinder has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and (B) to maintain accountability for assets.

ARTICLE 5
COVENANTS AND AGREEMENTS

5.1

Covenants of Terasen

(a)

Terasen agrees as follows from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except (x) with the consent of Kinder to any deviation therefrom, which shall not be unreasonably withheld (y) with respect to any matters which are disclosed in Section 5.1 of the Terasen Disclosure Letter (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates), other than those matters which are identified as "Disclosure Only – Kinder approval required" or (z) as expressly contemplated by this Agreement or the Plan of Arrangement:

(i)

Each of Terasen and its subsidiaries shall (A) carry on its businesses in the usual and ordinary course consistent with past practices, (B) use commercially reasonable best efforts to preserve intact its present business organizations and material rights and franchises, to keep available the services of its current officers and employees, and to preserve its relationships with customers, suppliers and others having business dealings with it, and (C) maintain and keep its material properties and assets in as good repair and condition as at the date of this Agreement, subject to ordinary wear and tear, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

(ii)

Terasen shall not, and it shall not permit any of its subsidiaries to: (A) declare, set aside or pay any dividends on, make other distributions or return capital in respect of any of its capital stock or any other equity interests, in cash, stock property or otherwise, except for (1) regular quarterly cash dividends on Terasen Common Shares not to exceed $0.225 per share (but subject to increase in the quarterly dividend payable in the first quarter of 2006 in respect to the fourth quarter of 2005 and subsequent quarterly dividends, but only to the extent proportionate with increases in Terasen's earnings, and consistent with past practice), with record and payment dates consistent with past practice, and (2) dividends, distributions or return of capital payable by a subsidiary of Terasen to Terasen or a wholly-owned subsidiary of Terasen; (B) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (C) issue, sell, pledge, reserve, set aside, dispose of, grant or encumber, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its capital stock (including any phantom interest or other right linked to the price of the Terasen Common Shares), or authorize any of the foregoing, except (1) pursuant to the terms of the Terasen Dividend Reinvestment Plan, as in effect on the date of this Agreement, (2) as required by the terms of any securities outstanding on the date of this Agreement, (3) pursuant to Terasen Options granted prior to the date of this Agreement; or (D) enter into or announce any agreement or arrangement with respect to the sale, voting, registration or repurchase of any shares of its capital stock or any security convertible into or exchangeable for such shares.

(iii)

After the date of this Agreement, Terasen shall coordinate with Kinder regarding the declaration, record dates and payment dates for dividend distributions in respect of Terasen Common Shares so that holders of Terasen Common Shares receive dividends, in respect of any quarterly dividend period, only on one, but not both, of Terasen Common Shares or Kinder Common Shares received in the Arrangement.

(iv)

Terasen shall not, nor shall Terasen permit any of its subsidiaries to authorize, make or commit to make any capital expenditures (including capital lease obligations) in excess of $5 million individually or in the aggregate (provided that Terasen shall promptly provide to Kinder notice and details with respect to any individual capital expenditure in excess of $1 million) other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), except for capital expenditures (A) included in the 2005 capital expenditures budget that was previously approved by the board of directors of Terasen (including any that are not expended until 2006) which was previously provided to Kinder, or (B) that are required under applicable Law.

(v)

Terasen shall not, nor shall it permit any of its subsidiaries to, reorganize, recapitalize, consolidate, dissolve, liquidate, amalgamate or merge with any other person, nor acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or person or otherwise acquire or agree to acquire any assets of any other person as to which the total consideration is in excess of $6 million individually (or in respect of a series of related transactions) or $30 million in the aggregate (other than purchases of assets from suppliers or vendors in the ordinary course of business consistent with past practice). Terasen may not acquire any electric utility assets or any retail gas assets or properties unless Terasen consults with Kinder prior thereto and such acquisition will not, in the opinion of Kinder, violate Section 5.1(a)(xv).

(vi)

Except with respect to the sale of assets of Terasen or any subsidiary of Terasen as to which the aggregate market value is not in excess of $6 million individually (or in respect of a series of related transactions) or $30 million in the aggregate and except for the sale of gas, other energy products, water and water products in the ordinary course of business consistent with past practice, Terasen shall not, nor shall it permit any of its subsidiaries to sell, pledge, encumber, lease (whether such lease is an operating or capital lease) or otherwise dispose of any assets (other than relating to transactions between two or more wholly-owned Terasen subsidiaries or between a wholly-owned subsidiary and Terasen).

(vii)

Terasen shall not, nor shall it permit any of its subsidiaries to, (A) incur any indebtedness for borrowed money or purchase money indebtedness or assume, guarantee, endorse or enter into a "keepwell" or similar arrangement with respect to, any indebtedness, other than (1) indebtedness between Terasen or any of its subsidiaries and another of its subsidiaries, (2) additional indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $30 million in the aggregate and (3) additional borrowings under credit lines existing as of the date of this Agreement incurred in the ordinary course of business consistent with past practice, (B) enter into interest rate swaps with a notional amount in excess of $30 million in the aggregate, (C) enter into any material operating lease or create any mortgages, Liens on the property of Terasen or any of its subsidiaries in connection with any indebtedness, or (D) refinance any debt other than as described in Section 5.1(a)(vii) of the Terasen Disclosure Letter on terms acceptable to Kinder, acting reasonably;

(viii)

Except as required by applicable Law or any agreement to which Terasen or any of its subsidiaries is a party on the date of this Agreement, Terasen shall not, nor shall it permit any of its subsidiaries to:

(A)

increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of Terasen or any of its subsidiaries;

(B)

increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of Terasen or any of its subsidiaries, except for normal increases for persons who are not directors or officers made in the ordinary course of business consistent as to timing and otherwise with past practice over the last two completed fiscal years of Terasen, provided that the overall compensation budget, on an average, per employee basis, shall not increase by more than the percentage set out in Section 5.1(a)(viii)(B) of the Terasen Disclosure Letter on an annual basis;

(C)

whether through its board of directors or otherwise, accelerate the vesting of any unvested Terasen Options or accelerate the release of, or the expiry date of any hold period relating to, any Terasen Common Shares held in the Terasen Employee Share Purchase Plan or the Terasen MTIP, or otherwise amend, vary or modify such plans or the Terasen Share Option Plan; or

(D)

adopt, establish, enter into or implement any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of Terasen or any of its subsidiaries or amend any employee benefit plan, policy, severance or termination agreement.

(ix)

Terasen shall not, nor shall it permit any of its subsidiaries to, amend or propose to amend its constating documents.

(x)

Subject to applicable Law, including the Competition Act and the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Terasen shall not implement any changes in its or any of its regulated subsidiaries' rates or charges (other than passthrough or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or execute any agreement with respect thereto that is otherwise permitted under this Agreement (a "Rate Change") that could be reasonably expected to materially decrease the revenues of the business unit implementing such change or the asset subject to such change. Terasen shall, and shall cause its subsidiaries to, deliver to Kinder a copy of each filing or agreement relating to a Rate Change as soon as reasonably practicable provided that any such application relating to a Rate Change with respect to Terasen's pipeline business segment or any annual rate application with respect to Terasen's gas business segment shall be provided to Kinder at least 5 days prior to the filing or execution thereof in respect of initial filings or agreements or any settlement in respect of any annual rate application and five days, or if not practical, as soon as reasonably practicable in the circumstances, prior to the filing or execution thereof in the event of subsequent filings or agreements or any settlement in respect of any annual rate application, and shall be subject to Kinder's approval, not to be unreasonably withheld or delayed. Terasen shall, and shall cause its subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

(xi)

The 2006 capital and operating budget to be adopted by Terasen shall be subject to the review and approval of Kinder, such approval not to be unreasonably withheld or delayed.  Upon such 2006 capital and operating budget being so approved and adopted, Terasen shall not authorize or take any action or capital expenditure inconsistent therewith except such actions as are authorized in connection with the 2005 capital budget and operations as specified in this Section 5.1.

(xii)

Terasen shall not, nor shall it permit any of its subsidiaries to, pay, discharge, satisfy, compromise or settle any claims, obligations or liabilities prior to the same being due which, individually or in the aggregate, are in excess of $10 million.

(xiii)

Except in the ordinary course of business or as required by applicable Laws, Terasen shall not, nor shall it permit any of its subsidiaries to, (i) enter into, terminate or waive any provision of, exercise any option or relinquish any contractual rights under, or modify in any material respect any contract, agreement, guarantee, lease commitment or arrangement of the nature required to be disclosed by Section 3.9 or any contract which involves payments or receipts by Terasen or any of its subsidiaries of more than $10 million over the term of such contract or agreement or (ii) waive, transfer, grant or release any claims or potential claims of material value or (iii) waive any benefits of, or agree to modify in any respect, or terminate, release or fail to enforce, or consent to any material matter with respect to which consent is required, under, any confidentiality, standstill or similar agreement to which Terasen or any of its subsidiaries is a party or which Terasen or any of its subsidiaries is a beneficiary.

(xiv)

Terasen shall not, nor shall it permit any of its subsidiaries to, make any changes to the existing accounting practices, methods and principles relating to Terasen or any subsidiary of Terasen except as required by Law or by Canadian generally accepted accounting principles as advised by Terasen's or such subsidiary's regular independent accountants, as the case may be.

(xv)

Terasen shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or which would impair the ability of any Terasen subsidiary which is a "gas utility company" under the 1935 Act to claim status as a "foreign utility company" under Section 33 of the 1935 Act.

(xvi)

Terasen shall not, nor shall it permit any of its subsidiaries to, (i) make, change or rescind any material tax election, (ii) take any action, or omit to take any action, in either case inconsistent with past practice, relating to the filing of any Tax Return or the payment of any Tax (except as otherwise required by Law), (iii) settle any material Tax claim or assessment, (iv) surrender any right or claim to a Tax refund, or (v) amend any of its transfer pricing policies.

(xvii)

Terasen shall not take any action to exempt from, waive or make not subject to (including redemption of outstanding rights) (A) the Terasen Rights Plan or (B) any takeover Law or other Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Kinder and its subsidiaries) or any action taken thereby, including any Take-over Bid (as defined in the Terasen Rights Plan), which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom. Terasen shall not nor shall it permit any subsidiary to, (a) enter into any confidentiality or standstill agreement except as permitted by Section 5.5(a), (b) amend, release any third party from its obligations or grant any consent under any confidentiality or standstill provision or fail to fully enforce any such provision.

(xviii)

Terasen shall not, nor shall it permit any of its subsidiaries to, take or fail to take any action which would cause any of Terasen's representations or warranties hereunder to be untrue in any respect or would be reasonably expected to prevent or materially impede, interfere with or delay the Arrangement or which would cause the conditions set forth in Section 6.2(b) not to be satisfied.

(xix)

Terasen shall not, nor shall it permit any of its subsidiaries to, license or commit to license or otherwise acquire or transfer any Intellectual Property Rights, other than in the ordinary course.

(xx)

Terasen shall not, nor shall it permit any of it subsidiaries to, amend, modify or terminate any insurance policy in effect on the date of this Agreement, except for the scheduled renewal Terasen's, or any of the subsidiaries', as applicable, current directors' and officers' liability insurance policy for a period of not more than one year, on the terms (including price) currently in effect under such policy, or the most similar terms then available, as permitted by the terms of such policy and except for scheduled renewals of any other insurance policy in effect on the hereof in the ordinary course of business consistent with past practice.

(xxi)

Terasen shall not, nor shall it permit any of its subsidiaries to, (i) cancel any material indebtedness, or (ii) waive, transfer, grant or release any claims or potential claims of material value.

(xxii)

Terasen shall not, nor shall it permit any of its subsidiaries to, enter into any new recognition agreement, collective agreement, works council agreement or similar agreement with any trade union or representative body other than with the prior approval of Kinder, acting reasonably.

(xxiii)

Terasen shall not, nor shall it permit any of its subsidiaries to, announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing.

(b)

Terasen shall promptly advise Kinder in writing:

(i)

of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of Terasen contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)

of any Material Adverse Effect on Terasen or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Terasen; and

(iii)

of any material breach by Terasen of any covenant, obligation or agreement contained in this Agreement.

(c)

Terasen shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its subsidiaries to, perform all obligations required to be performed by Terasen or any of its subsidiaries under this Agreement, cooperate with Kinder in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Terasen shall:

(i)

upon approval of the Terasen Rights Plan Waiver Resolution, forthwith execute and deliver the Terasen Rights Plan Amending Agreement and cause such agreement to be and remain in full force and effect, unamended;

(ii)

subject to Sections 5.5 and 5.6 solicit from the Terasen Securityholders proxies in favour of approval of the Terasen Resolutions (in a commercially reasonable manner) and use reasonable best efforts to obtain the approval by Terasen Securityholders of the Terasen Resolutions and will, at Kinder’s request, retain the services of an investment banker or proxy solicitation firm to solicit proxies in favour of the Terasen Resolutions and shall fully cooperate with Kinder in connection therewith including providing to Kinder such information as Kinder may request and doing such other things as Kinder may reasonably request in connection therewith;

(iii)

subject to the last sentence of Section 5.6(a), not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Terasen Meeting without Kinder's prior written consent except as required by Law or, in the case of adjournment, as may be required by Terasen Securityholders as expressed by majority resolution;

(iv)

use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6 hereof;

(v)

apply for on or before August 31, 2005 and use reasonable best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals required to be obtained by Terasen or any of its subsidiaries in order for Terasen to consummate the transactions contemplated hereby and, in doing so, to keep Kinder reasonably informed as to the status of the proceedings and any material discussions or correspondence related to obtaining such Appropriate Regulatory Approvals, including, but not limited to, providing Kinder the opportunity to be present for all communications with any Governmental Entity and providing Kinder with copies of all related applications and notifications, in draft and final form, in order for Kinder to provide its reasonable comments and all such applications and notifications shall be subject to the prior approval of Kinder, acting reasonably;

(vi)

apply for and use reasonable best efforts to obtain the Interim Order and the Final Order, which Final Order shall be applied for on the basis that it shall be effective only upon Terasen notifying the Court that the Appropriate Regulatory Approvals have been obtained;

(vii)

carry out the terms of the Interim Order and the Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Terasen or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

(viii)

diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(ix)

use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(x)

effect all necessary registrations, filings and submissions of information required by Governmental Entities from Terasen or any of its subsidiaries in connection with the transactions contemplated hereby;

(xi)

consult with Kinder prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Terasen SRA Reports;

(xii)

use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by Terasen or a subsidiary of Terasen to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of Terasen or its subsidiaries to consummate the transactions contemplated hereby; and

(xiii)

use reasonable best efforts to ensure that Terasen's affiliates listed in Section 3.14 of the Terasen Disclosure Letter execute and deliver to Kinder, on or prior to the date that is 30 days after the date of this Agreement or the date on which such affiliate is so listed, an Affiliate's Letter.

(d)

The board of directors of Terasen shall recommend to the Terasen Securityholders the approval of the Terasen Resolutions; provided that the board of directors of Terasen may withdraw, modify or change its recommendation prior to the approval of the Terasen Resolutions by the Terasen Securityholders if such withdrawal, modification or change is permitted by, and made in accordance with, the provisions of Section 5.5(d) of this Agreement.

(e)

Terasen shall not waive the application of Section 3.1 of the Terasen Rights Plan to an Acquisition Proposal unless the Acquisition Proposal is a Superior Proposal and Terasen has complied with Section 5.5 and Section 5.6, provided that, in such case, the waiver cannot be effective until after the Terasen Meeting and further provided that such waiver cannot be effective if the Arrangement Resolution shall have been approved by the requisite majority of the Terasen Securityholders at the Terasen Meeting.

(f)

Until the earlier of the Effective Time and the date upon which this Agreement is terminated in accordance with Article 7, Terasen shall not dispose of any of its shares of TMHL and shall cause TMHL to:

(i)

not issue any additional securities to any person other than Terasen;

(ii)

not dispose of any of the Reciprocal Shares; and

(iii)

cooperate with and assist Terasen and Kinder in such other ways to the extent practicable to implement the Arrangement on the terms set forth herein and in the Plan of Arrangement.

5.2

Covenants of Kinder

(a)

Kinder agrees that, until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except (x) with the consent of Terasen to any deviation therefrom, which shall not be unreasonably withheld (y) with respect to any matters which are disclosed in Section 5.2 of the Kinder Disclosure Letter (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or (z) as expressly contemplated by this Agreement or the Plan of Arrangement Kinder shall not:

(i)

declare, set aside or pay any dividends on, make other distributions or return capital in respect of any of its capital stock or any other equity interests, in cash, stock, property or otherwise, except for regular quarterly cash dividends on Kinder Common Shares not to exceed US$0.75 per share (except that such dividend may be increased commencing with the regular quarterly cash dividend payable in February 2006 with respect to the fourth quarter of 2005) with record and payment dates consistent with past practice (except to the extent necessary to ensure holders of Terasen Common Shares receive dividends, in respect of any quarterly dividend period, only one, but not both, of Terasen Common Shares or Kinder Common Shares received in the Arrangement, as contemplated in Section 5.1(a)(iii) of this Agreement), dividends or distributions or return of capital payable by a subsidiary of Kinder to Kinder or a wholly-owned subsidiary of Kinder;

(ii)

split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

(iii)

nor shall it permit any of its subsidiaries to, reorganize, recapitalize, consolidate, dissolve, liquidate, amalgamate or merge with any other person where such action would have a material adverse impact on the ability of the Kinder Parties to consummation of the transactions contemplated hereby;

(iv)

adopt or propose to adopt any amendments to its constating documents which would have a material adverse impact on the consummation of the transactions contemplated hereby; and

(v)

nor except as required by law, shall it permit any of its subsidiaries to terminate or waive any provision of, exercise any option or relinquish any contractual rights under, or modify in any material respect any contract, agreement, equity interest or arrangement in a manner that could reasonably be expected to materially decrease its consolidated earnings after taking into account any benefit relating to such action.

(b)

Kinder shall promptly advise Terasen in writing:

(i)

of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Kinder Parties contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)

of any Material Adverse Effect on Kinder or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Kinder; and

(iii)

of any material breach by any of the Kinder Parties of any of their covenants, obligations or agreements contained in this Agreement.

(c)

Kinder shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its subsidiaries (other than Kinder LP, Kinder Management and their respective consolidated subsidiaries) to, perform all obligations required to be performed by it or any such subsidiaries under this Agreement, cooperate with Terasen in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

(i)

use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 6 hereof;

(ii)

apply for on or before August 31, 2005 and use reasonable best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals required to be obtained by Kinder or any of its subsidiaries in order for the Kinder Parties to consummate the transactions contemplated hereby, and, in doing so, to keep Terasen reasonably informed as to the status of the proceedings and any material discussions or correspondence related to obtaining such Appropriate Regulatory Approvals, including, but not limited to, providing Terasen the opportunity to be present for all communications with any Government Entity and providing Terasen with copies of all related applications and notifications, in draft form and final, in order for Terasen to provide its reasonable comments;

(iii)

carry out the terms of the Interim Order and Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on the Kinder Parties with respect to the transactions contemplated hereby and by the Arrangement;

(iv)

diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(v)

use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Kinder Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(vi)

effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Kinder Parties or their subsidiaries in connection with the transactions contemplated hereby;

(vii)

reserve or have available a sufficient number of Kinder Common Shares for issuance upon completion of the Arrangement and use reasonable best efforts to cause such Kinder Common Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time;

(viii)

use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by Kinder or any subsidiary of Kinder to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Kinder Parties to consummate the transactions contemplated hereby.

(d)

Kinder agrees, for the benefit of each person who has executed and delivered an Affiliate’s Letter, that it shall cause the current public information requirements set forth in paragraph (c) of Rule 144 under the 1933 Act to be satisfied for so long as any such requirement must be satisfied in order for any person who executed and delivered an Affiliate’s Letter to resell in accordance with paragraph (d) of Rule 145 under the 1933 Act any Kinder Common Shares received by such person pursuant to the Plan of Arrangement.

5.3

Access to Information

(a)

Subject to Section 5.3(b) and applicable Laws, upon reasonable notice to the senior officer or business unit head of Terasen, Terasen shall (and shall cause each of its subsidiaries and their respective representatives, officers, directors, employees and agents to) afford the officers, employees, and other authorized representatives and advisors (including financial advisors, counsel & accountants) (collectively the "Representatives") of Kinder access, during normal business hours from the date of this Agreement and until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, to its respective properties, books, contracts and records, as well as to its management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of Terasen. During such period, Terasen shall (and shall cause each of its subsidiaries to) furnish promptly to Kinder all information concerning Terasen's business, properties and personnel as Kinder may reasonably request. Subject to Section 5.3(b) and applicable Laws, Kinder shall afford the Representatives of Terasen access during normal business hours from the date of this Agreement and until the earlier of the Effective Date or the termination of this Agreement, to such of Kinder's management personnel as Terasen may request, acting reasonably.  To the extent that any Terasen information or documentation is competitively sensitive in relation to Kinder, such information will be disclosed only to external advisors of Kinder, except as may be agreed by Terasen.

(b)

The Kinder Parties and Terasen acknowledge that certain information received pursuant to Section 5.3(a) will be non-public or proprietary in nature and as such will be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement. The Kinder Parties and Terasen further acknowledge their obligation to maintain the confidentiality of such Confidential Information in accordance with the Confidentiality Agreement.  If any material is withheld by Terasen or any of its subsidiaries because of the confidential nature of such material, or otherwise, Terasen or such subsidiary shall inform Kinder as to the general nature of what is being withheld.

5.4

Indemnification

(a)

Kinder agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favour of the directors or officers of Terasen as provided in its constating documents or in written contracts in effect on the date of this Agreement, shall survive the Arrangement and shall continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of Terasen arising out of such acts or omissions and the sixth anniversary of the Effective Date, and Kinder hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time.

(b)

Kinder shall use its reasonable efforts to (a) procure prior to the Effective Time prepaid non-cancellable run-off directors' and officers' liability insurance providing coverage (on terms comparable to those contained in Terasen's current insurance policies) for six years from the Effective Time with respect to claims arising from or related to facts or events that occurred at or prior to the Effective Time in the same manner as such claims would have been covered if they arose prior to the Effective Time, or (b) cause to be maintained in effect, for not less than six years from the Effective Time, policies of directors' and officers' liability insurance that provide substantially the same coverage and contain substantially similar terms and conditions for acts and omissions prior to the Effective Time as is provided under or contained in the policies of the directors' and officers' liability insurance maintained by Terasen as of the date of this Agreement provided that in the case of (a), the cost shall not be more than 500% of the last annual premium paid prior to the date of this Agreement and, in the case of (b), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement.

5.5

Covenants Regarding Non-Solicitation

(a)

Terasen shall, and shall direct and cause its Representatives and its subsidiaries and their Representatives immediately cease and cause to be terminated any solicitation, encouragement, activity, discussion or negotiation with any parties that may be ongoing with respect to an Acquisition Proposal whether or not initiated by Terasen and in connection therewith, Terasen shall request (and exercise all rights it has to require) the return of information regarding Terasen and its subsidiaries previously provided to such parties and shall request (and exercise all rights it has to require) the destruction of all materials including or incorporating any confidential information regarding Terasen and its subsidiaries.

(b)

Subject to Section 5.6, Terasen agrees that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, including by way of furnishing information or entering into any form of agreement, arrangement or understanding, any inquiries or the making of any proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw, modify, qualify or change in a manner adverse to Kinder Parties, or publicly propose to withdraw, modify, qualify or change in a manner advise to the Kinder Parties the approval, recommendation or declaration of advisability of the board of directors of Terasen of the transactions contemplated hereby (it being understood that failing to affirm the approval or recommendation of the board of directors of Terasen of the transactions contemplated hereby after an Acquisition Proposal has been publicly announced shall be considered an adverse modification), (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal or requiring Terasen to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any person in the event that Terasen or any of its subsidiaries completes the transactions contemplated hereby or any other transaction with Kinder or any of its affiliates agreed to prior to any termination of this Agreement. Notwithstanding the preceding sentence and any other provisions of this Agreement, the board of directors of Terasen may, prior to the approval of the Arrangement by the Terasen Securityholders, consider, participate in any discussions or negotiations with, or provide information in accordance with the last sentence of this paragraph to, any person who has delivered a bona fide written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement and did not otherwise result from a breach of this Section 5.5 and that the board of directors of Terasen determines in good faith, after consultation with its financial advisors and outside legal counsel, is a Superior Proposal; provided, however, that prior to taking any such action, (x) the board of directors of Terasen must receive written advice of outside counsel that it is necessary for the board of directors of Terasen to take such action in order to discharge properly its fiduciary duties, and (y) Terasen must obtain a confidentiality agreement from the person making such Acquisition Proposal that is substantively the same as the Confidentiality Agreement, and on terms no more favourable to such person than the Confidentiality Agreement including a standstill provision at least as stringent as contained in the Confidentiality Agreement; provided further that Terasen shall not commence or participate in discussions or negotiations with, or provide information to any person who has delivered an unsolicited bona fide written Acquisition Proposal until 48 hours after Terasen shall have advised Kinder of its determination that such Acquisition Proposal would, if completed, constitute a Superior Proposal and of its intention to take such actions. Terasen shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any person proposing an Acquisition Proposal, in each case after the date of the approval of the Arrangement by the Terasen Securityholders. If Terasen receives a request for material non-public information from a person who has made an unsolicited bona fide written Acquisition Proposal and Terasen is permitted, as contemplated under the second sentence of this Section 5.5(b), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the board of directors of Terasen may, subject to the execution by such person of the confidentiality agreement as described in (y) above, provide such person with access to information regarding Terasen; provided that Terasen sends a copy of any such confidentiality agreement to Kinder promptly upon its execution and Kinder is provided with a list of, and copies of, the information provided to such person and is immediately provided with access to similar information to which such person was provided.

(c)

From and after the date of this Agreement, Terasen shall promptly (and in any event within 24 hours) notify Kinder, at first orally and then in writing, of any inquiries, proposals or offers relating to or constituting an Acquisition Proposal, or any request for non-public information relating to Terasen or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the person making such proposal, inquiry or offer and provide such other details of the proposal, inquiry or offer as Kinder may reasonably request. Terasen shall keep Kinder fully informed on a prompt basis of the status, including any change to the material terms, of any such inquiry, proposal or offer.

(d)

Nothing contained in Section 5.1(d) or 5.5(b) shall prohibit the board of directors of Terasen from withdrawing, modifying, qualifying or changing its recommendation to the Terasen Securityholders in respect of the transactions contemplated hereby prior to the approval of the Arrangement by the Terasen Securityholders, if the board of directors of Terasen determines, in good faith (after receiving written advice of outside counsel) that such withdrawal, modification, qualification or change is necessary for the board of directors of Terasen to act in a manner consistent with its fiduciary duties or applicable Laws; provided that (i) not less than 48 hours before the board of directors of Terasen considers any proposal in respect of any such withdrawal, modification, qualification or change, Terasen shall give Kinder written notice of such proposal and promptly advise Kinder of the proposed consideration of such proposal, including a summary of the reasons for the proposal withdrawal, modification, qualification or change, a copy of the written opinion of outside counsel and all other materials to be presented to the board of directors of Terasen in respect of its consideration of such proposal, and (ii) the foregoing shall not relieve Terasen from its obligation to proceed to call and hold the Terasen Meeting and to hold the vote on the Terasen Resolutions, except in circumstances where this Agreement is terminated in accordance with the terms hereof.

(e)

Terasen shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 5.5, and it shall be responsible for any breach of this Section 5.5 by such officers, directors, employees, financial advisors or other advisors or representatives.

5.6

Right to Accept a Superior Proposal

(a)

If Terasen has complied with Section 5.5 with respect thereto, Terasen may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the approval of the Arrangement by the Terasen Securityholders and terminate this Agreement if, and only if (with the exception of a confidentiality agreement the execution of which shall not be subject to the conditions of this Section 5.6), (i) Terasen has provided Kinder with a copy of the Superior Proposal document, (ii) four Business Days shall have elapsed from the later of (x) the date Kinder received written notice (a "Section 5.6 Notice") advising Kinder that Terasen's board of directors has resolved, subject only to compliance with this Section 5.6, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (y) the date Kinder received a copy of such Superior Proposal, (iii) Terasen's board of directors has determined in good faith (based upon the written opinion of its outside legal counsel) that it is necessary for the board of directors of Terasen to take such action in order to discharge properly its fiduciary duties and thereby withdrawing or modifying its approval or recommendation of this Agreement and approving or recommending such Superior Proposal, (iv) such Superior Proposal does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Terasen or any of its subsidiaries completes the transactions contemplated by this Agreement or any similar other transaction with Kinder or any of its affiliates agreed to prior to any termination of this Agreement, (v) taking into account any revised proposal made by Kinder since receipt of the Section 5.6 Notice, such Superior Proposal remains a Superior Proposal and the Terasen board of directors has again made the determinations referred to in this Section 5.6(a) and (v) Terasen has previously or concurrently will have paid to Kinder the Termination Fee, if any, payable under Section 7.4. In the event that Terasen provides Kinder with a Section 5.6 Notice on a date that is less than four Business Days prior to the Terasen Meeting, Terasen shall adjourn the Terasen Meeting (without notice on the Arrangement or any related matters) to a date that is not less than five Business Days and not more than 10 Business Days after the date of the Section 5.6 Notice.

(b)

During the four Business Day period referred to in Section 5.6(a)(ii), Terasen agrees that Kinder shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The board of directors of Terasen will review any proposal by Kinder to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Kinder's amended proposal upon acceptance by Terasen would result in such Superior Proposal ceasing to be a Superior Proposal. If the board of directors of Terasen so determines, it will enter into an amended agreement with Kinder reflecting Kinder's amended proposal. If the board of directors of Terasen continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Kinder's amended proposal, Terasen may, on termination of this Agreement in accordance with Section 7.2(c)(iv) and payment of the termination fee as required pursuant to Section 7.4(b), accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal.

(c)

Terasen also acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 5.5 and the requirement under clause (ii) of Section 5.6(a) to initiate an additional five Business Day notice period.

5.7

Employee Benefits and Related Matters

(a)

Kinder agrees, and after the Effective Time will cause Terasen or any of its subsidiaries, as the case may be, to maintain the Terasen Plans in force as at the Effective Time unamended (other that any amendment which may be required to comply with Law) for the benefit of the Canadian Affected Employees for no less than 12 calendar months following the Effective Time.  For purposes of this Section 5.7, "Affected Employees" means individuals who are actively employed by Terasen or any of its subsidiaries as of the Effective Time, who are not subject to a collective bargaining agreement or any other employment agreement and who remain employed with Terasen or any subsidiary of Terasen immediately following the Effective Time.

(b)

For benefit plans maintained by Kinder for which service and vesting are a factor, Kinder agrees to recognize each Affected Employee's credited service under a Terasen Plan for such purposes.  Terasen agrees not to modify any credited service or grant any additional credited service to any Affected Employee.  For greater certainty, it is the intent of both Terasen and Kinder that a duplication of benefits cannot occur as a result of this Section 5.7.

(c)

Nothing herein shall be construed as (i) requiring Kinder to continue the employment of any Affected Employees following the Effective Time, (ii) limiting Kinder's ability to amend, modify or terminate any individual employee benefit plan or arrangement of Terasen, Kinder or any of their respective subsidiaries, or (iii) requiring Kinder to maintain any particular level of employee benefits for any individual employee following the Effective Time except as expressly provided in this Section 5.7 with respect to Canadian Affected Employees only.

5.8

Pre-Acquisition Reorganizations

Terasen will agree to effect such reorganization of its business, operations and assets or such other transactions (each, "Pre-acquisition Reorganization") as the Kinder Parties may reasonably request prior to the Effective Date, and the Plan of Arrangement, if required, shall be modified accordingly.  Provided, however, that Terasen need not effect Pre-acquisition Reorganization which in the opinion of Terasen, acting reasonably, (i) would require Terasen to obtain the approval of the Terasen Securityholders in respect of such Pre-Acquisition Reorganization other than at the Terasen Meeting, (ii) would prejudice the Terasen Securityholders, (iii) would impede or materially delay the consummation of the transactions contemplated hereby or (iv) cannot either be (A) completed immediately prior to or contemporaneously with the Effective Time, or (B) reversed or unwound without adversely affecting Terasen and its subsidiaries.

5.9

Proxies Received and Dissent Notices

Terasen shall advise the Kinder Parties:

(a)

as reasonably requested, and on a daily basis on each of the last seven business days prior to the Terasen Meeting, as to the aggregate tally of the proxies and votes received in respect of the Terasen Meeting; and

(b)

of any written notice of dissent, withdrawal of such notice, and any other instruments received by Terasen pursuant to the Dissent Rights.

5.10

Closing Matters

Each of the Kinder Parties and Terasen shall deliver, at the Effective Time, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

5.11

Privacy Matters

(a)

The Kinder Parties and Terasen acknowledge and agree that certain information provided by Terasen to the Kinder Parties in connection with the transactions contemplated hereunder constitutes Personal Information (the "Disclosed Personal Information") which is necessary for the purposes of determining if the Kinder Parties shall proceed with the Arrangement, that the disclosure of the Disclosed Personal Information relates solely to the carrying on of the business, or the completion of the Arrangement and that, as contemplated by the terms of the Confidentiality Agreement, such Disclosed Personal Information:

(i)

may not be used for any purpose other than those related to the performance of this Agreement;

(ii)

must be kept strictly confidential and the Kinder Parties shall ensure that access to such Personal Information shall be restricted to those Representatives of Kinder who have a bona fide need access to such information and shall instruct those Representatives to protect the confidentiality of such information in a manner consistent with Kinder's obligations hereunder; and

(iii)

upon the expiry or termination of this Agreement, or otherwise upon the request of Terasen, Kinder shall forthwith cease all use of the Disclosed Personal Information acquired by Kinder in connection with this Agreement and will return to Terasen or, at Terasen's request, destroy in a secure manner the Disclosed Personal Information (and any copies).

(b)

In addition to the foregoing obligations contained in the Confidentiality Agreement:

(i)

Kinder agrees to employ appropriate technology and procedures to prevent accidental loss or corruption of such Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of the Disclosed Personal Information;

(ii)

each of Terasen and Kinder agrees to promptly notify the other of all inquiries, complaints, requests for access, and claims of which the Party is made aware in connection with the Disclosed Personal Information.  The Parties shall fully co-operate with one another, with the persons to whom the Disclosed Personal Information relates, and any Governmental Entity charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims; and

(iii)

if the Arrangement is completed Terasen may disclose additional Personal Information of its employees, customers, directors and officers to Kinder and its Representatives on condition that:

(A)

Kinder and its Representatives must only use or disclose such Personal Information for the same purposes for which it was collected, used or disclosed by Terasen, and

(B)

the employees, customers, directors, officers and shareholders whose Personal Information is disclosed are notified that:

(I)

the Arrangement has taken place, and

(II)

the personal information about them has been disclosed to Kinder and its Representatives.

(c)

Without limiting the foregoing, each of Terasen and the Kinder Parties acknowledge and agree that their respective disclosure letters and all information contained in them is confidential and may not be disclosed to any other person unless (a) such disclosure is required under applicable Law, unless such Law permits it to refrain from disclosing such information for confidentiality or other reasons or (b) such disclosure is required in order to enforce its rights under this Agreement.

ARTICLE 6
CONDITIONS

6.1

Mutual Conditions

The respective obligations of the parties hereto to consummate the Arrangement shall be subject to the satisfaction of the following conditions on or before the Effective Date:

(a)

the Arrangement shall have been approved by the Terasen Securityholders at the Terasen Meeting in the manner required by applicable Laws (including any conditions imposed by the Interim Order);

(b)

the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of Kinder and Terasen, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

(c)

Kinder shall have received all United States state securities or "blue sky" authorizations necessary to issue the Kinder Common Shares to be issued pursuant to the Arrangement;

(d)

no provision of any applicable Laws and no judgment, injunction, order or decree shall be in effect which restrains or enjoins or otherwise prohibits the consummation of the Arrangement or the transactions contemplated by this Agreement;

(e)

the Kinder Common Shares issuable at the Effective Time pursuant to the Arrangement shall be issued in a transaction exempt from registration under the 1933 Act pursuant to Section 3(a)(10) of the 1933 Act and such shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

(f)

the Appropriate Regulatory Approvals shall have been obtained and be in full force and effect and shall not be subject to any stop-order or proceeding seeking a stop-order or revocation; and

(g)

all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non-expiry of which would constitute a criminal offense, or would, individually or in the aggregate, have a Material Adverse Effect on Kinder or Terasen after the Effective Time, shall have been obtained or received.

6.2

Additional Conditions to the Obligations of the Kinder Parties

The obligations of the Kinder Parties to consummate the Arrangement shall be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of the Kinder Parties and may be waived by Kinder on behalf of the Kinder Parties) on or before the Effective Date:

(a)

Terasen shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

(b)

each of the representations and warranties of Terasen under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on Terasen;

(c)

since the date of this Agreement, there shall have been no Material Adverse Effect with respect to Terasen or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Terasen or which would materially and adversely affect the ability of Terasen to consummate the transactions contemplated hereby;

(d)

Kinder shall have received a certificate of Terasen addressed to the Kinder Parties and dated the Effective Date, signed on behalf of Terasen by the Chief Executive Officer and the President of Terasen, confirming that the conditions in Sections 6.2(a), (b) and (c) have been satisfied;

(e)

there shall not be any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise (i) seeking to prohibit or restrict the acquisition by Kinder or any of its subsidiaries of any Terasen Common Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Terasen or Kinder any damages that are material in relation to Terasen and its subsidiaries taken as a whole, (iii) seeking to prohibit or materially limit the ownership or operation by Kinder or any of its subsidiaries of any material portion of the business or assets of Kinder, Terasen or any of their respective subsidiaries or to compel Kinder or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Kinder or Terasen or any of their respective subsidiaries, as a result of the Plan of Arrangement, (iv) seeking to impose limitations on the ability of

     Kinder or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Terasen Common Shares, including the right to vote the Terasen Common Shares purchased by it on all matters properly presented to the shareholders of Terasen, (v) seeking to prohibit Kinder or any of its subsidiaries from effectively controlling in any material respect the business or operations of Terasen and its subsidiaries or (vi) imposing any condition or restriction that in the judgment of Kinder, acting reasonably, would be materially burdensome to the future operations or business of any business unit of Kinder or Terasen after the Effective Time;

(f)

the board of directors of Terasen shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Terasen and its subsidiaries to permit the consummation of the Arrangement;

(g)

the holders of Terasen Common Shares shall have approved the Terasen Rights Plan Waiver Resolution and the Terasen Rights Plan Amending Agreement shall have been executed and delivered and be in full force and effect, unamended;

(h)

Kinder shall have received a customary "Comfort Letter" from KPMG LLP, dated the Effective Date, in form and substance reasonably satisfactory to Kinder, in connection with the procedures undertaken by them with respect to the financial statements of Terasen and its subsidiaries to be contained in or incorporated by reference into any filing by Kinder with the SEC;

(i)

holders of not more than 10% of the Terasen Common Shares voting at the Terasen Meeting (other than Reciprocal Shares) shall have exercised their Dissent Rights (and not withdrawn such exercise) in respect of the Arrangement; and

(j)

the consents and approvals set forth in Section 3.4 of the Terasen Disclosure Letter shall have been obtained or received.

6.3

Additional Conditions to the Obligations of Terasen

The obligations of Terasen to consummate the Arrangement shall be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of Terasen and may be waived by Terasen) on or before the Effective Date:

(a)

the Kinder Parties shall have performed or complied with, in all material respects, each of their obligations, covenants and agreements hereunder to be performed and complied with by them on or before the Effective Time;

(b)

each of the representations and warranties of the Kinder Parties under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on Kinder;

(c)

since the date of this Agreement, there shall have been no Material Adverse Effect with respect to Kinder or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Kinder or which would materially and adversely affect the ability of Kinder to consummate the transactions contemplated hereby except those which were disclosed in the Circular as amended or supplemented and no specified Kinder Event shall have occurred and be continuing;

(d)

Terasen shall have received a certificate of Kinder addressed to Terasen and dated the Effective Date, signed on behalf of Kinder by the Chief Executive Officer and the President of Kinder, confirming that the conditions in Sections 6.3(a), (b) and (c) have been satisfied; and

(e)

the boards of directors of each of Kinder and Subco shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by each of Kinder and Subco and their respective subsidiaries, to permit the consummation of the Arrangement.

6.4

Satisfaction of Conditions

The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

ARTICLE 7
AMENDMENT AND TERMINATION

7.1

Amendment

This Agreement may, at any time and from time to time before or after the holding of the Terasen Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties hereto and any such amendment may, without limitation:

(a)

change the time for performance of any of the obligations or acts of the parties, including an extension of the Termination Date;

(b)

waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d)

waive compliance with or modify any conditions precedent herein contained.

7.2

Termination

(a)

If any condition contained in Sections 6.1 or 6.2 is not satisfied at or before the Termination Date to the satisfaction of Kinder, then Kinder may, by notice to Terasen terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of Kinder arising from any breach by Terasen but for which the condition would have been satisfied.

(b)

If any condition contained in Sections 6.1 or 6.3 is not satisfied at or before the Termination Date to the satisfaction of Terasen, then Terasen may by notice to Kinder terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of Terasen arising from any breach by Kinder but for which the condition would have been satisfied.

(c)

This Agreement may:

(i)

be terminated by the mutual agreement of Terasen and Kinder (without any action on the part of the Terasen Securityholders);

(ii)

be terminated by either Terasen or Kinder, if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(iii)

be terminated by Kinder if (A) the board of directors of Terasen shall have failed to recommend, or withdrawn, modified, qualified or changed in a manner adverse to Kinder, its approval or recommendation of the Arrangement or the Terasen Resolutions (including as contemplated by Section 5.5(d)) or in any manner which could reasonably be expected to reduce the likelihood of the Terasen Resolutions being approved at the Terasen Meeting or (B) the board of directors of Terasen shall have approved or recommended an Acquisition Proposal;

(iv)

be terminated by Terasen in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 5.6 and the payment of any fee required to be paid pursuant to Section 7.4;

(v)

be terminated by Terasen or Kinder if the approval of the Terasen Securityholders shall not have been obtained by reason of the failure to obtain the required vote on the Terasen Resolutions at the Terasen Meeting;

(vi)

be terminated by Kinder if Terasen shall have failed to hold the Terasen Meeting on or before October 31, 2005 unless such failure results from:

(A) an adjournment of the Terasen Meeting for not less than four Business Days due to its obligation to adjourn the Terasen Meeting in the circumstances described in Section 5.6; or (B) for reasons beyond the control of Terasen so long as Terasen is in compliance with the terms and conditions of this Agreement and it has been and continues to be using all reasonable best efforts to hold the Terasen Meeting as soon as practicable after October 31, 2005; or

(vii)

be terminated by Kinder if there is a intentional, wilful or deliberate breach of the covenants in Section 5.5 or 5.6 by Terasen, any of its subsidiaries or any of their respective directors, officers, employees, agents, consultants or any other representative, in each case, prior to the Termination Date.

(d)

If the Effective Time does not occur on or prior to end of business on the Termination Date, then this Agreement shall terminate.

7.3

Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 7.2, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section 7.3 and Section 5.3(b), Section 7.4 and Section 8.9; provided that neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein. If it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to any other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their out-of-pocket costs, including fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, incident to the negotiation, preparation and execution of this Agreement and related documentation.

7.4

Termination Fee

If:

(a)

Kinder shall terminate this Agreement as a result of any action or inaction of the board of directors of Terasen pursuant to Section 7.2(c)(iii), unless at the time of such failure to recommend, withdrawal or adverse modification, qualification or change, or recommendation of an Acquisition Proposal, a Specified Kinder Event has occurred and is continuing;

(b)

Terasen shall terminate this Agreement in order to enter into a Superior Proposal pursuant to Section 7.2(c)(iv), unless at the time of such termination, a Specified Kinder Event has occurred and is continuing;

(c)

either Terasen or Kinder shall terminate this Agreement pursuant to Section 7.2(c)(v) in circumstances where the Terasen Resolutions have not received the required shareholder approval at the Terasen Meeting and: (A) a bona fide Acquisition Proposal has been publicly announced or made by any Person other than Kinder prior to the Terasen Meeting and not withdrawn more than three Business Days prior to the Terasen Meeting, and (B) Terasen enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, after the date of this Agreement and prior to the expiration of 12 months following termination of this Agreement, unless at the time of the Terasen Meeting a Specified Kinder Event has occurred; or

(d)

Kinder shall terminate this Agreement pursuant to Section 7.2(c)(vi) or (vii),

then in any such case Terasen shall pay to Kinder the Termination Fee in immediately available funds to an account designated by Kinder. Such payment shall be due (A) in the case of a termination specified in clauses (a) or (d) above, within five Business Days after written notice of termination by Kinder or (B) in case of a termination specified in clause (b) above, on or prior to the termination of this Agreement or (C) in the case of a termination specified in clause (c) above, at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein.  Terasen shall not be obligated to make more than one payment pursuant to this Section 7.4.

7.5

Effect of Termination Fee Payment

For greater certainty, the parties hereto agree that if Terasen pays the Termination Fee to Kinder pursuant to the provisions of Section 7.4, Kinder shall have no other remedy for any breach of this Agreement by Terasen, unless Terasen makes a claim against Kinder for breach of a provision of this Agreement, in which circumstances the liability of Terasen to Kinder for damages for claims in respect of breaches of this Agreement shall be subject to a maximum limit equal to the liability of Kinder to Terasen for damages for claims in respect of breaches of this Agreement plus the Termination Fee.

ARTICLE 8
GENERAL

8.1

Investigation

Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of any other party to this Agreement.

8.2

Notices

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)

If to Terasen, at:

1111 West Georgia Street
Suite 2400
Vancouver, British Columbia
Canada  V6E 4M4
Attention: Stephen M.G. Richards, Senior Vice President, General Counsel and Corporate Secretary
Facsimile No.: (604) 443-6655

with a copy to:

Stikeman Elliott LLP

1700 – 666 Burrard Street
Vancouver, British Columbia
Canada  V6C 2X8
Attention: Jonathan Drance
Telecopier No.: (604) 681-1825

(b)

If to a Kinder Party, at:

500 Dallas Street
Suite 1000
Houston, Texas
United States  7002
Attention: Joseph Listengart, Vice President, General Counsel and Secretary
Telecopier No.: (713) 369-9410

with a copy to:

Blake, Cassels & Graydon LLP
3500 Bankers Hall West
855 2nd Street S.W.
Calgary, Alberta
Canada  T2P 4J8
Attention: Brock W. Gibson
Telecopier No.: (403) 260-9700

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

8.3

Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that Subco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Kinder incorporated in Canada.

8.4

Binding Effect

Subject to Section 8.3, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

8.5

Third-Party Beneficiaries

Except for the agreement set forth in Sections 5.4 or 5.2(d), nothing in this Agreement, express or implied, shall be construed to create any third-party beneficiaries.

8.6

Waiver and Modification

Terasen and the Kinder Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.7

No Personal Liability

(a)

No director or officer of any Kinder Party or any of their respective subsidiaries shall have any personal liability whatsoever to Terasen under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Kinder Party.

(b)

No director or officer of Terasen or any of its subsidiaries shall have any personal liability whatsoever to any Kinder Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Terasen.

8.8

Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.9

Expenses

Subject to Section 7.3, the parties agree that all expenses of the parties relating to this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors, and printing and mailing costs, shall be paid by the party incurring such expenses.

8.10

Public Announcements

The initial press release concerning the Arrangement shall be a joint press release and thereafter Kinder and Terasen agree to consult with each other prior to issuing any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable best efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable best efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. Kinder and Terasen also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

8.11

Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

8.12

Remedies

The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

8.13

Time of Essence

Time shall be of the essence in this Agreement.

8.14

Entire Agreement

This Agreement including the disclosure letters, the agreements and other documents referred to herein constitute the entire agreement among the parties hereto and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to the matters hereof and thereof.

8.15

Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

8.16

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on August 1, 2005 effective as of the date first written above.

KINDER MORGAN, INC.

By:  /s/ Joseph Listengart

Name:

Joseph Listengart

Title:

Vice President, General Counsel and Secretary

0731297 B.C. LTD.

By:  /s/ Joseph Listengart

Name:

Joseph Listengart

Title:

Vice President and Secretary

TERASEN INC.

By:  /s/ Mark L. Cullen

Name:

Mark L. Cullen

Title:

Chairman of the Board

By:  /s/ John M. Reid

Name:

John M. Reid

Title:

President and Chief Executive Officer

SCHEDULE A

FORM OF AFFILIATE'S LETTER

________________, 2005

Kinder Morgan, Inc.

[__________]

[__________]

[__________]

Ladies and Gentlemen:

I have been advised that as of the date of this letter, I may be deemed to be an "affiliate" of Terasen Inc., a corporation existing under the laws of British Columbia ("Terasen"), within the meaning of Rule 145 (Rule "145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing in this letter shall be deemed to be an admission by me that I am in fact an affiliate of Terasen.

Pursuant to the terms of the Combination Agreement, dated as of August 1, 2005 (the "Combination Agreement"), by and among Terasen, Kinder Morgan, Inc., a Kansas corporation ("Kinder"), and 0731297 B.C. Ltd., a company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Kinder ("Subco"), all outstanding common shares of Terasen will be transferred to Subco in exchange for consideration comprised of shares of common stock of Kinder, par value $5.00 per share (the "Kinder Shares"), and/or cash (the "Arrangement").  Capitalized terms used but not defined herein shall have the same meanings given to them in the Combination Agreement unless otherwise defined herein.

I understand that as a result of the Arrangement, I will receive either Kinder Shares, cash or a combination of Kinder Shares and cash in exchange for each common share of Terasen, $___ per share (the "Terasen Shares"), [and options to purchase Terasen Shares] owned by me as of the Effective Time, as more specifically set forth in the Combination Agreement.

I represent, warrant, covenant and agree with and to Kinder with regard to any Kinder Shares that I receive as a result of the Arrangement as follows:

1.

I will not make any sale, transfer or other disposition of the Kinder Shares in violation of the Securities Act or the rules and regulations promulgated thereunder.

2.

I consent to the endorsement of the Kinder Shares issued to me pursuant to the Arrangement, as applicable, with a restrictive legend that will read substantially as follows:

"The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Kinder, Inc. of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

3.

I understand that stop transfer instructions will be given to Kinder's transfer agent with respect to Kinder Shares issued to me as a result of the Arrangement and that Kinder's transfer agent shall not be required to register any attempted transfer of the Kinder Shares, unless the transfer has been effected in compliance with the terms of this letter agreement.

4.

It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such Kinder Shares shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such Kinder Shares are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Kinder and have been the beneficial owner of the Kinder Shares for at least one year (or such other period as may be prescribed thereunder) and Kinder has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Kinder and have been the beneficial owner of the Kinder Shares for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Kinder shall have received an opinion of counsel acceptable to it to the effect that the stock transfer restrictions and the legend are not required.

5.

I have carefully read this letter agreement and have discussed its requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Kinder Shares, to the extent I felt necessary, with my counsel.

6.

I understand that Kinder is under no obligation to register the sale, transfer or other disposition of the Kinder Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

7.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this letter agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

8.

This letter agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this

Agreement, the term "successors and assigns" means, where the context permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

9.

This letter agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

10.

Notwithstanding any other provision contained in this letter agreement, this letter agreement and all obligations under this letter agreement shall terminate upon the termination of the Combination Agreement in accordance with its terms.

11.

I further understand and agree that the provisions of Rule 145 may apply to all Kinder Shares that my spouse, any relative of mine, or any relative of any spouse, any one of whom shares the same house with me, receives as a result of the Arrangement.

Sincerely,

By:

Name:

Accepted this _____ day of ______________, 2005:

KINDER MORGAN, INC.

By:
Name:
Title:

SCHEDULE B

APPROPRIATE REGULATORY APPROVALS

Canada

•

Competition Act Approval

•

determination by the Minister responsible for Investment Canada under the  Investment Canada Act that the Arrangement is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to Kinder

•

approval of the acquisition of control of public utilities by the British Columbia Utilities Commission

•

approval of the acquisition of control of water utilities by the comptroller of Water Rights of British Columbia

•

exemption orders from the provincial or territorial securities regulators from the registration and prospectus requirements with respect to the resale of Kinder Common Shares by recipients thereof under the Arrangement

United States

•

expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

•

approval of the transfer of a controlling interest in Fairbanks Sewer and Water Inc. and its subsidiaries by the Regulatory Commission of Alaska

•

approval of the Public Utilities Commission for the State of Colorado and the Wyoming Public Service Commission of Kinder's performance of its obligations under this Agreement to the extent required by Law, including the issuance of its securities

•

pursuant to the Public Utility Holding Company Act of 2005 provisions of the United States Energy Policy Act of 2005 (sections 1261 to 1277), the 1935 Act will be repealed six months from the enactment of such Act (the "1935 Act Repeal Effectiveness Date"); in the event that (i) the Effective Date is to occur on or prior to the 1935 Act Repeal Effectiveness Date or, (ii) for any other reason, the 1935 Act shall remain in effect on the Effective Date, Kinder shall, on the Effective Date, prepare and file in good faith an application/declaration on Form U-1 for an exemption under section 3(b) of the 1935 Act with respect to each of Terasen's subsidiaries which is a "gas utility company" under the 1935 Act (with the effect that Kinder and such of its subsidiaries as would become direct or indirect holding companies in respect of such gas utility companies would be entitled to rely on the exemption provided by Rules 10 and 11(b)(1) of the 1935 Act).

SCHEDULE C

FORM OF ARRANGEMENT RESOLUTION

RESOLUTION OF THE HOLDERS OF COMMON SHARES

OF TERASEN INC. (the “Company”)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The arrangement (as may be modified or amended, the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving the Company and its shareholders, all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Appendix ● to the Management Information Circular of the Company dated ●, 2005 (the “Information Circular”), is hereby authorized, approved and agreed.

2.

The Combination Agreement dated August 1, 2005 among Kinder Morgan, Inc., 0731297 B.C. Ltd. and the Company, as may be amended from time to time (the “Combination Agreement”), the actions of the directors of the Company in approving the Arrangement and the Combination Agreement and the actions of the directors and officers of the Company in executing and delivering the Combination Agreement and causing the performance by the Company of its obligations thereunder be, and they are hereby confirmed, ratified, authorized and approved.

3.

Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed) by the shareholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company be, and they are hereby, authorized and empowered without further approval of the shareholders of the Company (i) to amend the Combination Agreement or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Combination Agreement).

4.

Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

SCHEDULE D

FORM OF TERASEN RIGHTS PLAN WAIVER RESOLUTION

RESOLUTION OF THE HOLDERS OF COMMON SHARES

OF TERASEN INC. (the “Company”)

BE IT RESOLVED THAT:

1.

The amendment of the Shareholder Rights Plan Agreement, dated as of November 24, 2003 (the “Rights Plan”) between the Company and CIBC Mellon Trust Company as rights agent (the “Rights Agent”), which amendment supplements the definition of “Acquiring Person” to exclude from such definition any of the Kinder Parties (as defined in the Combination Agreement dated August 1, 2005 (the “Combination Agreement”), among Kinder Morgan, Inc., 0731297 B.C. Ltd. and the Company who becomes the Beneficial Owner (as defined in the Rights Plan) of 20% or more of the Voting Shares (as defined in the Rights Plan) pursuant to the Combination Agreement and any transactions contemplated by the Combination Agreement, including the plan of arrangement, is hereby consented to pursuant to Section 5.4(b) of the Rights Plan.

2.

Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraph of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

SCHEDULE E

FORM OF PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
INTERPRETATION

1.1

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

(a)

"Affiliate" has the meaning ascribed thereto in the BCSA;

(b)

"Aggregate Cash Elected" means the aggregate amount of cash that would be payable to Holders based upon elections made by Holders pursuant to paragraph 3.1(a)(ii) and deemed to be made by Holders pursuant to paragraph 3(b) (before giving effect to the proration provisions of paragraph 3.1(d));

(c)

"Aggregate Shares Elected" means the aggregate number of Kinder Common Shares that would be issuable to Holders based upon elections made by Holders pursuant to paragraph 3.1(a)(i) and deemed to be made by Holders pursuant to paragraph 3(b) (before giving effect to the proration provisions of paragraph 3.1(d));

(d)

"Arrangement" means an arrangement under the provisions of Section 288 of the BCBCA, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made (i) in accordance with Section 7.1 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof, or (iii) at the direction of the Court in the Final Order;

(e)

"Arrangement Resolution" means the special resolution of the Terasen Shareholders approving the Arrangement in accordance with section 289 of the BCBCA;

(f)

"BCBCA" means the Business Corporations Act (British Columbia) S.B.C. 2002, c.57 including all regulations made thereunder, as amended;

(g)

"BCSA" means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

(h)

"Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Houston, Texas or Vancouver, British Columbia;

(i)

"Circular" means the notice of the Terasen Meeting and accompanying management proxy circular including all schedules and exhibits thereto, to be sent by Terasen to the Terasen Shareholders in connection with the Terasen Meeting;

(j)

"Combination Agreement" means the agreement made as of August 1, 2005 among Terasen, Kinder and Subco to which this Plan of Arrangement is attached as Schedule E, as the same may be supplemented or amended from time to time;

(k)

"Court" means the Supreme Court of British Columbia;

(l)

"Depositary" means such institution as Kinder may determine prior to the mailing of the Letter of Transmittal and Election Form by notice in writing to Terasen;

(m)

"Dissent Rights" means the Dissent Rights in respect of the Arrangement described in Section 4.1;

(n)

"Dissenting Shares" means the Terasen Common Shares held by Dissenting Shareholders;

(o)

"Dissenting Shareholders" means holders of Terasen Common Shares who have duly and validly exercised their Dissent Rights pursuant to Article 4 and the Interim Order;

(p)

"Effective Date" means the date upon which all of the conditions to the completion of the Arrangement as set out in Sections 6.1, 6.2 and 6.3 of the Combination Agreement have been satisfied or waived in accordance with Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, or such other date as the parties to the Combination Agreement may agree;

(q)

"Effective Time" means 6:00 a.m. (Vancouver time) on the Effective Date;

(r)

"Election Date" has the meaning ascribed thereto in Section 3.2;

(s)

"Election Deadline" means 4:30 p.m. (local time at the place of deposit with the Depositary of the Letter of Transmittal and Election Form) on the Election Date;

(t)

"Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(u)

"Holder" means a registered holder of Terasen Common Shares or any person who surrenders to the Depositary certificates representing such Terasen Common Shares duly endorsed for transfer to such person in accordance with the Letter of Transmittal and Election Form;

(v)

"Initial Election Date" has the meaning ascribed thereto in Section 3.2;

(w)

"Kinder" means Kinder Morgan, Inc., a corporation incorporated under the laws of the State of Kansas;

(x)

"Kinder Common Shares" means the shares of common stock in the capital of Kinder as constituted on the date of the Combination Agreement;

(y)

"Liens" means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, right of third parties or other charge or encumbrance whatsoever;

(z)

"Interim Order" means an order of the Court providing for, among other things, the calling and holding of the Terasen Meeting, as such order may be amended, supplemented or varied by the Court;

(aa)

"ITA" means the Income Tax Act (Canada);

(bb)

"Letter of Transmittal and Election Form" means the letter of transmittal and election form to be delivered by Terasen to the Terasen Shareholders, together with notice of the Election Deadline, for purposes of making the election contemplated in paragraph 3.1(a) and providing for the delivery of the Terasen Common Shares to the Depositary;

(cc)

"Maximum Cash" means (A) the product obtained by multiplying (i) the number of Terasen Common Shares issued and outstanding at the Effective Time (other than Terasen Common Shares held by Kinder and its Affiliates and the Reciprocal Shares) by (ii) Cdn $23.25, less (B) the product obtained by multiplying the number of Dissenting Shares by $35.75;

(dd)

"Maximum Shares" means the product obtained by multiplying (i) the number of Terasen Common Shares issued and outstanding at the Effective Time (other than Terasen Common Shares held by Kinder and its Affiliates and the Reciprocal Shares) by (ii) 0.1165 of a Kinder Share;

(ee)

"Mixed Consideration" shall have the meaning ascribed thereto in paragraph 3.1(b);

(ff)

"Notice of Dissent" means a notice of dissent duly and validly given by a Holder exercising Dissent Rights as contemplated in the Interim Order and as described in Article 4;

(gg)

"NYSE" means the New York Stock Exchange, Inc.;

(hh)

"Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions means this plan of arrangement, including any appendices hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Combination Agreement or made at the direction of the Court in the Final Order;

(ii)

"Reciprocal Shares" means the 9,184,188 Terasen Common Shares held by Trans Mountain Holdings Ltd.;

(jj)

"Subco" means 0731297 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly owned subsidiary of Kinder;

(kk)

"Terasen" means Terasen Inc., a corporation incorporated under the laws of the Province of British Columbia;

(ll)

"Terasen Common Shares" means the common shares in the capital of Terasen;

(mm)

"Terasen Options" means outstanding options to acquire Terasen Common Shares issued under the Share Option Plan of Terasen;

(nn)

"Terasen Optionholder" means a holder of Terasen Options;

(oo)

"Terasen Option Price" means with respect to each Terasen Option, the exercise price of such option as specified in the option agreement between Terasen and the Terasen Optionholder relating thereto;

(pp)

"Terasen Meeting" means the meeting of the Terasen Shareholders held for the purpose of considering and approving, among other things, the Arrangement and the transactions contemplated by the Combination Agreement by way of the Arrangement Resolution;

(qq)

"Terasen Shareholder" means a Holder of Terasen Common Shares; and

(rr)

"Weighted Average Trading Price of Kinder Common Shares" means the amount determined by dividing the aggregate sale price of all Kinder Common Shares sold on the NYSE during the period of 20 consecutive trading days ending on the day that is two Business Days prior to the Effective Date by the total number of Kinder Common Shares sold on the NYSE during such period (as reported by Bloomberg) expressed to the fourth decimal point.

1.2

Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article", "Section" or "paragraph" followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.

1.3

Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Words importing gender include all genders.

1.4

Date of Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5

Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal and Election Form are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.

1.6

Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada.

ARTICLE 2
EFFECT OF THE ARRANGEMENT

2.1

At the Effective Time, the Arrangement shall be binding upon Terasen, the Terasen Shareholders, the Terasen Optionholders, Kinder and Subco.

ARTICLE 3
ARRANGEMENT

3.1

The Arrangement

At the Effective Time, without any further act or formality, each of the events set out below shall occur and be deemed to occur in the following sequence:

(a)

all Terasen Common Shares (other than Terasen Common Shares held by Kinder and its Affiliates, the Reciprocal Shares and the Dissenting Shares) shall be transferred to Subco (free and clear of any Liens), and each Holder thereof shall be entitled to receive, in exchange therefore and subject to paragraph 3.1 (d) and Section 5.5 hereof, consideration comprised of, in accordance with the election or deemed election of such Holder:

(i)

0.3331 of a Kinder Common Share for each Terasen Common Share held;

(ii)

$35.75 cash for each Terasen Common Share held; or

(iii)

the Mixed Consideration;

(b)

any Holder of Terasen Common Shares who has not duly and validly completed and delivered the Letter of Transmittal and Election Form by the Election Deadline shall be deemed to have elected to receive, in respect of 65% of the Terasen Common Shares held by such Holder, $35.75 cash for each such Terasen Common Share, and, in respect of 35% of the Terasen Common Shares held by such Holder, 0.3331 of a Kinder Common Share for each such Terasen Common Share (the "Mixed Consideration"), with the effect that, subject to pro-ration, such Holders will receive $23.25 in cash and 0.1165 Kinder Common Shares for each Terasen Common Share.

(c)

with respect to each Terasen Common Share (other than Terasen Common Shares held by Kinder and its Affiliates, the Reciprocal Shares and the Dissenting Shares):

(i)

the Holder of each such Terasen Common Share shall cease to be the Holder of such share and such Holder's name shall be removed from the register of Terasen Common Shares with respect to such Terasen Common Shares as of the Effective Date; and

(ii)

Subco shall, and shall be deemed to be, the transferee of such share (free and clear of any Liens) and shall be entered in the register of Terasen Common Shares as the Holder thereof as at the Effective Time;

(d)

in the event:

(i)

the Aggregate Cash Elected exceeds the Maximum Cash, the number of Terasen Common Shares to be acquired by Subco for cash from each Holder shall be pro-rated such that the aggregate cash consideration to be paid by Subco for all Terasen Common Shares (other than Dissenting Shares) under this Plan of Arrangement shall not exceed the Maximum Cash and each Holder shall be deemed to have elected to receive 0.3331 of a Kinder Common Share in respect of any Terasen Common Share not acquired from such Holder by Subco for cash as a result of such proration; or

(ii)

the Aggregate Shares Elected exceeds the Maximum Shares, the number of Terasen Common Shares to be acquired by Subco for Kinder Common Shares from each Holder shall be pro-rated such that the aggregate number of Kinder Common Shares to be issued for all Terasen Common Shares  under this Plan of Arrangement shall not exceed the Maximum Shares and each Holder shall be deemed to have elected to receive $35.75 in respect of any Terasen Common Share not acquired from such Holder by Subco for Kinder Common Shares as a result of such proration;

such that the aggregate amount of cash to be paid by Subco for all Terasen Common Shares hereunder (other than Dissenting Shares) shall not exceed the Maximum Cash and the aggregate number of Kinder Common Shares to be issued hereunder shall not exceed the Maximum Shares.

(e)

at the Effective Time, and without further act or formality, all Terasen Options shall be transferred to Subco (and terminated immediately thereafter) and each Terasen Optionholder shall be entitled to receive in exchange for each Terasen Option held an amount equal to the greater of:

(i)

$0.01; or

(ii)

an amount equal to the amount, if any, by which $35.75 exceeds the Terasen Option Price of such Terasen Option.

The entitlement of any Terasen Optionholder shall be paid as to 65% by paying to such Option Holder such amount in cash and as to the remaining 35% by issuing to such Option Holder, subject to Section 5.5, Kinder Common Shares based on a deemed value of $107.3355 per Kinder Share. Immediately following transfer of all Terasen Options to Subco, all option agreements relating to such Terasen Options shall be terminated, and the Terasen Optionholders shall thereafter only be entitled to receive the consideration to which they are entitled pursuant to this Section 3.1(e), at the time and in the manner specified in Section 5.4.

3.2

Election

(a)

The initial election date (the “Initial Election Date”) shall be December 20, 2005, unless otherwise agreed in writing by Kinder and Terasen. If, after the Letter of Transmittal and Election Form has been mailed, Kinder and Terasen determine that the Effective Date is not reasonably likely to occur by the tenth Business Day after the Initial Election Date, then the date by which Letters of Transmittal and Election Forms must be received shall be extended to a date which the parties expect to be not more than 10 Business Days before the Effective Date. In the event that the date by which Letters of Transmittal and Election Forms must be received is extended, Terasen shall provide at least 5 days notice of the new Election Date (and shall provide such notice prior to the Initial Election Date if practicable) to holders of Terasen Common Shares by means of publication, at least once, in The Globe and Mail; national edition, or any other English language daily newspaper of general circulation in Canada and in a French language daily newspaper of general distribution in the Province of Quebec. Any duly completed Letter of Transmittal and Election Form deposited by the Election Deadline on the Initial Election Date shall not be required to be re-deposited if the date by which Letters of Transmittal and Election Forms must be received is extended pursuant hereto. The Initial Election Date, as extended and published pursuant to the terms hereof, shall be the “Election Date.”

(b)

The Letter of Transmittal and Election Form shall be sent not less than 21 days prior to the Initial Election Date to each holder of record of Terasen Common Shares.

(c)

Each Person who, at or prior to the Election Deadline, is a holder of record of Terasen Common Shares will be entitled, with respect to all or a portion of their shares, to make an election at or prior to the Election Deadline to receive (i) cash, or (ii) Kinder Common Shares, in exchange for such holder’s Terasen Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form.

3.3

Methods of Election

The election contemplated by paragraph 3.1(a) shall be made as follows:

(a)

each Holder shall make such election by depositing with the Depositary by the Election Deadline an irrevocable Letter of Transmittal and Election Form duly signed and completed in accordance with the provisions thereof, indicating such Holder's election, together with the certificates representing such Holder's Terasen Common Shares;

(b)

any Letter of Transmittal and Election Form once so deposited with the Depositary shall be irrevocable and may not be withdrawn by the Holder;

(c)

any Holder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form together with the certificates representing such Holder’s Terasen Common Shares prior to the Election Deadline or otherwise fails to fully comply with the requirements of paragraph 3.3(a), (including any Holder who attempts to exercise but does not validly exercise Dissent Rights) shall be deemed to have elected to receive the Mixed Consideration for such Holder's Terasen Common Shares;

(d)

any deposit of a Letter of Transmittal and Election Form and accompanying certificates may be made at any of the addresses of the Depositary specified in the Letter of Transmittal and Election Form; and

(e)

a Holder who holds Terasen Common Shares as a nominee, custodian, depository, trustee or in any other representative capacity for beneficial owners of Terasen Common Shares may submit multiple Letters of Transmittal and Election Forms.

ARTICLE 4
DISSENT RIGHTS

4.1

Dissent Rights

A Holder may exercise dissent rights ("Dissent Rights") conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 238 of the BCBCA, as modified by the Interim Order, provided the Notice of Dissent is received by Terasen by no later than 4:00 p.m. (Vancouver time) on the date which is two Business Days prior to the date of the Terasen Meeting. Without limiting the generality of the foregoing, Holders who duly exercise such Dissent Rights and who are ultimately determined to be entitled to be paid fair value for their Terasen Common Shares shall be deemed to have transferred such Terasen Common Shares, as of the Effective Time, without any further act or formality to Subco in consideration of a payment of cash by Subco equal to such fair value. In no case shall Terasen or Kinder be required to recognize such Holders as Terasen Shareholders at and after the Effective Time, and the names of such Holders shall be removed from Terasen’s register of members as of the Effective Time.

4.2

Rights of Dissenting Shareholders

In the event a Holder gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the Terasen Common Shares in respect of which the Notice of Dissent was given as contemplated in Section 242 of the BCBCA and the Interim Order, such Holder shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Terasen Shareholder and to have elected the Mixed Consideration in respect of all Terasen Common Shares held by such Holder, as described in paragraph 3.3(b).

ARTICLE 5
KINDER CERTIFICATES

5.1

Effect of Arrangement

After the Effective Time, certificates formerly representing Terasen Common Shares shall represent only the right to receive any cash payment and certificates representing Kinder Common Shares which the former Holder of such Terasen Common Shares is entitled to receive pursuant to Article 3 of this Plan of Arrangement, subject to compliance with the requirements set forth in this Article 5.

5.2

Right of Holder to Receive Kinder Common Shares and Cash

(a)

At or prior to the Effective Time, Kinder shall deposit with the Depositary, for the benefit of the Terasen Shareholders, cash in an amount equal to the Maximum Cash and certificate representing the Maximum Shares.

(b)

Subject to Section 5.3, Kinder and Subco shall cause the Depositary, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed Letter of Transmittal and Election Form and the certificates representing the Terasen Common Shares or other documentation as provided in the Letter of Transmittal and Election Form, to:

(i)

forward or cause to be forwarded by first class mail (postage prepaid) to the Holder at the address specified in the Letter of Transmittal and Election Form; or

(ii)

if requested by the Holder in the Letter of Transmittal and Election Form, make available at the Depositary for pick-up by the Holder; or

(iii)

if the Letter of Transmittal and Election Form neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to the Holder at the address of such holder as shown on the share register maintained by Terasen as at the Effective Time, a cheque representing the cash payment, if any, payable to such Terasen Shareholder and/or certificates representing the number of Kinder Common Shares, if any, issuable to such Terasen Shareholder as determined in accordance with the provisions hereof.

(c)

No Holder shall be entitled to receive any consideration with respect to the Terasen Common Shares other than the cash payment, if any, and certificates representing the Kinder Common Shares, if any, which they are entitled to receive in accordance with Article 3 of this Plan of Arrangement and, for greater certainty, no Holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(d)

Until such time as a former Holder of Terasen Common Shares complies with the provisions of paragraph 5.2(a), all certificates, if any, to Kinder Common Shares to which such Holder is entitled (and all dividends paid or distributions made in respect thereof) and the cash payment, if any, to which such Holder is entitled shall, subject to Section 5.3, in each case be delivered or paid to the Depositary to be held in trust for such Holder for delivery to the Holder, without interest and net of all applicable withholding and other taxes, if any, upon delivery of the Letter of Transmittal and Election Form and the certificates representing the Terasen Common Shares in accordance with paragraph 5.2(a).

(e)

Terasen, Kinder, Subco and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Terasen Common Shares or Terasen Options such amounts as Terasen, Kinder or the Depositary are required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any applicable provision of federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Terasen Common Shares or Terasen Options in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

5.3

Surrender of Rights

Any certificate formerly representing Terasen Common Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under paragraph 5.2(c), against Kinder or Terasen by a former Holder. On such date, all Kinder Common Shares and cash to which the former Holder of such certificates was entitled shall be deemed to have been surrendered to Kinder.

5.4

Right of Optionholder to Receive Kinder Common Shares and Cash

Optionholders shall be entitled to receive any cash and Kinder Common Shares to which they are entitled under paragraph 3.1(e) by executing and delivering to the Depository such documentation as Kinder may reasonably require acknowledging the transfer to Subco and subsequent termination of the Terasen Options held by such Optionholder in exchange for the consideration described in Section 3.1(e) hereof.

5.5

Fractional Shares

No fractional shares shall be issued by Kinder. In lieu of a fractional Kinder Share, a Holder who would otherwise receive a fraction of a Kinder Share shall receive a cash payment from Kinder equal to the product of such fractional interest and the Weighted Average Trading Price of Kinder Common Shares.

ARTICLE 6
AMENDMENT

6.1

Amendment of Plan of Arrangement

(a)

Terasen and Kinder reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Terasen Meeting, approved by the Court and communicated to Holders in the manner required by the Court (if so required).

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Terasen or Kinder at any time prior to or at the Terasen Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Terasen Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Terasen Meeting shall be effective only if it is consented to by Terasen and Kinder (acting reasonably).

(d)

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Combination Agreement.

(e)

Notwithstanding the foregoing provisions of this Section 6.1, no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Combination Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to document or evidence any of the transactions or events set out herein.

SCHEDULE F

FORM OF TERASEN RIGHTS PLAN AMENDING AGREEMENT

AMENDMENT dated as of ●, 2005 (the “Amendment”), to the shareholder rights plan agreement dated as of November 24, 2003 (the “Rights Agreement”) between Terasen Inc. (the “Company”) and CIBC Mellon Trust Company as rights agent (the “Rights Agent”).  All capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Rights Agreement.

WHEREAS the Company entered into a Combination Agreement dated August 1, 2005 among Kinder Mogan, Inc. (“Kinder”), 0731297 B.C. Ltd. (“Subco”) and the Company (as may be amended from time to time, the “Combination Agreement”), which Combination Agreement provides for, among other things, the acquisition of all the issued and outstanding common shares (the “Common Shares”) of the Corporation by Subco, which is a wholly owned subsidiary of Kinder, pursuant to a plan of arrangement under Section 288 of the Business Corporations Act (British Columbia);

WHEREAS, the Company has represented and warranted that the transactions contemplated by the Combination Agreement will not result in any Kinder Party (as defined in the Combination Agreement) in becoming an Acquiring Person, provided that shareholders of the Company approve this Amendment;

WHEREAS pursuant to Section 5.4(b) of the Rights Agreement, the Company may supplement or amend any provision of the Rights Agreement in accordance with the provisions of Section 5.4(b) thereof; and

WHEREAS the holders of the Voting Shares (other than any holder who does not qualify as an Independent Shareholder) approved the Amendment at a special meeting of the Corporation dated the date hereof in accordance with Section 5.4(b) of the Rights Agreement;

NOW THEREFORE in consideration of the premises and the mutual agreements set forth herein:

Section 1.  Amendment to Section 1.1(a) of the Rights Plan.  The definition of “Acquiring Person” in Section 1.1(a) of the Rights Plan is hereby amended as follows:

a.

subsection (vi) is created as follows:

“(vi)

Kinder Morgan, Inc. or 0731297 B.C. Ltd., if such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company pursuant to the combination agreement dated August 1, 2005 among Kinder Morgan, Inc., 0731297 B.C. Ltd. and the Company, as such combination agreement may be amended from time to time, and any transactions contemplated thereby, including the plan of arrangement contemplated thereby;”

b.

subsection (iv) is hereby amended by deleting the word “or” from the end of the subsection; and

c.

subsection (v) is hereby amended by adding the word “or” at the end of the subsection.

Section 2.  Full Force and Effect.  Except as expressly amended and supplemented hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

Section 3.  Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of British Columbia applicable to contracts to be made and performed entirely within such Province.

Section 4.  Severability.  If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.

TERASEN INC.

By:

Name:

Title:

CIBC MELLON TRUST COMPANY

By:

Name:

Title: